UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MID-AMERICA APARTMENT COMMUNITIES, INC.

April 17, 2009

To our shareholders:

     You are invited to attend the 2009 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc., or Mid-America, to be held at 1:00 p.m., Central Daylight Time, on Thursday, May 28, 2009, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018. The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about Mid-America.

     During the meeting, management will review our recently completed 2008 fiscal year and provide a report on our progress, including recent developments. Shareholders will also have the opportunity to ask questions about Mid-America.

     Along with the other members of the Board of Directors and management, I look forward to greeting you at the Annual Meeting if you are able to attend.

Cordially,

H. ERIC BOLTON, JR.
Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 Poplar Avenue
Memphis, Tennessee 38138
______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, May 28, 2009
______________________

TIME, DATE & PLACE

     The 2009 Annual Meeting of Shareholders will be held at 1:00 p.m., Central Daylight Time, on Thursday, May 28, 2009, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

ITEMS OF BUSINESS

     Shareholders will consider and vote on the following items at the Annual Meeting:

1.	To elect five directors to serve for one year and until their successors have been duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as Mid-America’s independent registered public accounting firm for 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE ITEMS.

WHO MAY VOTE

     Shareholders of record at the close of business on Friday, March 20, 2009, are entitled to receive this notice and vote at the Annual Meeting.

     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 28, 2009. The Proxy Statement, Form 10-K and 2008 Annual Report are available at www.ProxyVote.com.

HOW TO VOTE

     Your vote is important. Please refer to the proxy card and the accompanying proxy statement for information regarding your voting options. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to assure that your shares are represented at the Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.

By Order of the Board of Directors

LESLIE B.C. WOLFGANG
Vice President, Director of External Reporting and
Corporate Secretary

Memphis, Tennessee
April 17, 2009

Whether or not you plan to attend the meeting, please submit your proxy prior to the meeting by following the instructions on the enclosed proxy card or voter instruction form. Shareholders who attend the Annual
Meeting may vote even if they have already sent in a proxy.

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 Poplar Avenue
Memphis, Tennessee 38138
______________________

PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF SHAREHOLDERS
______________________

     Mid-America Apartment Communities, Inc. is soliciting proxies, and your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the Annual Meeting of Shareholders by the proxies named on the enclosed proxy card. In connection with our solicitation of proxies, we are mailing this proxy statement, the enclosed proxy card, our 2008 Annual Report, and our 2008 Annual Report on Form 10-K to all shareholders beginning on or about April 17, 2009.

     In this proxy statement, terms such as “we,” “us” and “our” refer to Mid-America Apartment Communities, Inc., which may also be referred to from time to time as “Mid-America” to distinguish it from its subsidiaries or other related entities.

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

     The Annual Meeting will be held on Thursday, May 28, 2009, at 1:00 p.m., Central Daylight Time.

Where will the Annual Meeting be held?

     Our Annual Meeting will be held at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

What items will be voted on at the Annual Meeting?

     You will vote on the following matters:

1.	To elect five directors to serve for one year and until their successors have been duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as Mid-America’s independent registered public accounting firm for 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the Annual Meeting.

What are the Board of Directors’ recommendations?

     Our Board of Directors recommends that you vote:

1.	“FOR” the election of the five nominees named herein to serve on the Board of Directors; and

2.	“FOR” the ratification of the selection of Ernst & Young LLP as Mid-America’s independent registered public accounting firm for 2009.

     If any other matter properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Do directors attend the annual meeting of shareholders?

     Mid-America does not require its directors to attend its Annual Meeting of Shareholders, but the Board of Directors encourages its members to attend. Then Directors H. Eric Bolton, Jr., George E. Cates, Alan B. Graf, Jr., John S. Grinalds, Ralph Horn, Mary E. McCormick, William B. Sansom and Simon R.C. Wadsworth attended last year’s Annual Meeting of Shareholders held on May 20, 2008.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

     Only shareholders of record at the close of business on the record date, March 20, 2009, are entitled to receive notice of the 2009 Annual Meeting and to vote the shares that they held on that date at the annual meeting, or any postponement or adjournment of the annual meeting. The only class of stock that can be voted at the meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the meeting. As of the close of business on March 20, 2009, Mid-America had 28,224,543 shares of common stock outstanding.

     Shareholders of Record: Shares Registered in Your Name. If on March 20, 2009 your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on March 20, 2009 your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote my shares?

     Shareholders of Record: If you are a shareholder of record (your shares are registered directly in your name with our transfer agent) you may vote your shares in person or by proxy:

In Person: You may attend the Annual Meeting and vote in person.

By Proxy: You can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail.

  By Telephone: You may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

  On the Internet: You may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

  By Mail: If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

     Beneficial Owner: If you are a beneficial owner (your shares are held in an account with a brokerage firm, bank, dealer or similar organization), you may vote your shares in person or by proxy:

In Person: You may attend the Annual Meeting and vote in person; however, you will need to present a written consent from your broker permitting you to vote the shares in person at the Annual Meeting.

By Proxy: If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than Mid-America. Complete and mail the proxy card to ensure that your vote is counted. Alternatively, follow the instructions provided by your broker or bank to vote by telephone or over the Internet as that organization allows.

What if I have shares in the Mid-America Employee Stock Ownership Plan?

     If you have shares in an account under the Mid-America Employee Stock Ownership Plan, you have the right to vote the shares in your account. To do this, you must sign and timely return the proxy card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the proxy card.

How will my vote be counted?

     Your vote will be cast as you indicate on your proxy card. If you submit an executed proxy without marking any voting selections, your shares will be voted “FOR” the election of five nominees to serve on the Board of Directors and “FOR” the selection of Ernst & Young LLP to serve as Mid-America’s independent registered public accounting firm for 2009. If any additional matters are properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” votes and (with respect to proposals other than the election of directors) “Against” and “Abstain” votes. Abstentions and broker non-votes have no effect and are not counted towards the voted total for any proposal.

     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

Can I change my vote after I return my proxy card?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1.	You may submit another properly completed proxy bearing a later date;

2.	You may send a written notice that you are revoking your proxy to Mid-America’s Corporate Secretary, 6584 Poplar Avenue, Memphis, Tennessee 38138; or

3.	You may attend the annual meeting and notify the election officials at the meeting that you wish to revoke your proxy and vote in person. Attending the meeting will not, by itself, revoke your proxy.

     If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

How many votes are needed to approve each proposal?

1.	For the election of directors, the five nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will have no effect.

2.

For ratification of the proposal to appoint Ernst & Young LLP as Mid-America’s independent registered public accounting firm for the fiscal year ending December 31, 2009, the proposal must receive more votes in favor of ratification than votes cast against. Abstentions and broker non-votes will not be counted as voting either for or against the firm. However, the Audit Committee is not bound by a vote either for or against the firm. The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

How many shares must be present to constitute a quorum for the meeting?

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. On March 20, 2009, the record date, there were 28,224,543 shares outstanding and entitled to vote. Thus 14,112,272 shares must be represented by shareholders present at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

     Preliminary voting results will be announced at the annual meeting. Final results will be published in Mid-America’s quarterly report on Form 10-Q for the second quarter of 2009, which can be found on the Investor Relations page of our website (http://ir.maac.net) following the report’s filing with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

How and when may I submit a shareholder proposal for Mid-America’s 2010 Annual Meeting?

     Our annual meeting of shareholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2010 Annual Meeting of Shareholders, shareholder proposals that are received at our executive offices no later than December 14, 2009, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to our Corporate Secretary at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, Tennessee 38138.

     Pursuant to Mid-America’s Amended and Restated Bylaws, shareholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2010 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, no later than the close of business on February 27, 2010 nor earlier than the close of business on January 28, 2010. We also advise you to review Mid-America’s Amended and Restated Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2010 Annual Meeting of Shareholders between April 28, 2010 and July 27, 2010. The Chairman of the 2010 Annual Meeting of Shareholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2010 Annual Meeting of Shareholders will confer discretionary voting authority with respect to any matter presented by a shareholder at that meeting for which Mid-America has not been provided with timely notice.

How can I obtain Mid-America’s Annual Report on Form 10-K?

     Our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, including the financial statements, and financial statement schedules is being mailed along with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2008, including all exhibits may be obtained from the SEC Filings link on the Investor Relations page of our web-site at http://ir.maac.net or received free of charge by writing Investor Relations at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, Tennessee 38138.

Who is paying for this proxy solicitation?

     We will pay for the entire cost of soliciting proxies. We expect that this Proxy Statement will first be sent to shareholders on or about April 17, 2009. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

     Mid-America and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, Tennessee 38138 or by calling 901-682-6600. You also may elect to participate in householding if you are eligible to do so by marking the appropriate box on your proxy card.

     Mid-America can only household registered shares. If you own registered shares as well as hold shares in a brokerage account, you will continue to receive multiple copies of the proxy statement. Similarly, if you own shares in more than one brokerage firm, you can only household the proxy statements you receive with each individual brokerage house.

Who should I contact if I have any questions?

     If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact our Investor Relations Department at 6584 Poplar Avenue, Memphis, Tennessee 38138, or by emailing investor.relations@maac.net or calling (901) 682-6600.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

What is our philosophy regarding corporate governance?

     We believe that effective corporate governance is critical to our long-term health and our ability to create value for our shareholders. We have continued to review our corporate governance policies and practices and to compare them against “best practices” proposals and the practices of other public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit Mid-America and our shareholders. Based on this review, the Board of Directors has established and maintains Corporate Governance Guidelines that include detailed specifications for director qualification and responsibility. You may find a copy of our Corporate Governance Guidelines on the Investor Relations page of our website at http://ir.maac.net.

     The responsibilities of our Board of Directors and Board committees are described below, along with other corporate governance-related disclosures. All of our Board’s committees have written charters, which can be found in the Governance Documents section on the Investor Relations page of our website at http://ir.maac.net. Mid-America will also provide a copy of any committee charter, the Corporate Governance Guidelines or our Code of Business Conduct and Ethics without charge upon written request sent to: Mid-America Apartment Communities, Inc., Attention: Investor Relations, 6584 Poplar Avenue, Memphis, Tennessee 38138. The Board of Directors may, from time-to-time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

How many independent directors do we have?

     Our Board of Directors has affirmatively determined that six of our current eight directors are independent: Alan B. Graf, Jr. (Nominee), John S. Grinalds (Nominee), Ralph Horn (Nominee), Mary E. McCormick, Philip W. Norwood, and William B. Sansom. All of these directors meet the independence standards of our Corporate Governance Guidelines, the New York Stock Exchange, or the NYSE, listing standards and applicable SEC rules.

How do we determine whether a director is independent?

     A director is considered independent if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with us. Consistent with the requirements of the SEC, the NYSE and general corporate “best practices” proposals, our Board of Directors reviews all relevant transactions or relationships between each director, or any of his or her family members, and Mid-America, our senior management and our independent auditors. The Board has adopted the following categorical standards:

  A director who is an employee or whose immediate family member is an executive officer of Mid-America is not independent until three years after the end of such employment relationship.

  A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.

  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Mid-America is not independent until three years after the end of the affiliation or the employment or auditing relationship.

  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executive officers serve on that company’s Compensation Committee is not independent until three years after the end of such service or the employment relationship.

  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Mid-America for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

     The Board consults with Mid-America’s corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time-to-time.

Do any independent directors have relationships with Mid-America that the Board of Directors determined were not material?

     Mr. Graf is an Executive Vice President and Chief Financial Officer of FedEx Corporation. In the normal course of business, we use FedEx as an overnight courier. The Board of Directors concluded that this relationship is not material and does not otherwise impair, or appear to impair, Mr. Graf’s independent judgment, and therefore does not prevent him from being independent.

     Mr. Horn was Chairman of the Board of Directors of First Tennessee National Corporation, or FTNC, now First Horizon National Corporation, or FHNC, until December 2003 and was previously the President and Chief Executive Officer of FTNC until 2002. Mr. Sansom serves on the Board of Directors and Executive Committee of FHNC. We have a line of credit with a group of banks led by Regions Bank. First Tennessee Bank, the principal banking subsidiary of FTNC, has committed approximately $17.5 million towards this line of credit. We have also entered into interest rate swap agreements with First Tennessee Bank totaling a notional amount of $25 million based on three-month LIBOR. Both the line of credit and the interest rate swap agreements were entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties. In the normal course of business, we may also utilize FHNC for certain banking services, including corporate credit cards or checking and/or depository accounts. Mid-America has banking relationships with several banks dependent upon fees and availability in the geographic regions of our apartment communities. Due to the arm’s-length nature of the transactions, the Board of Directors concluded that these relationships are not material and do not otherwise impair, or appear to impair, Mr. Horn’s or Mr. Sansom’s independent judgment, and therefore do not prevent them from being independent.

     Mr. Sansom also serves as the Chairman of the Board of Directors for the Tennessee Valley Authority, or TVA. TVA is a public power company which supplies wholesale power to municipal and cooperative power distributors as well as large industries and government installations. Some of Mid-America’s communities may be served by power companies who purchase power from TVA. None of Mid-America’s communities buy power directly from TVA. As Mid-America communities would have no influence over the wholesale choices of the power companies that serve them, the Board of Directors concluded that this potential relationship is not material and does not otherwise impair, or appear to impair, Mr. Sansom’s independent judgment, and therefore does not prevent him from being independent.

How many times did our Board of Directors meet last year?

     The Board of Directors held six meetings during 2008.

Did any of our directors attend fewer than 75% of the meetings of the Board of Directors and their assigned committees?

     All of the directors who were serving during the calendar year 2008 attended more than 75% of the meetings of the Board of Directors and their assigned committees during 2008.

Does our Board of Directors meet regularly without management present?

     Our directors, excluding management directors, regularly meet to promote open discussion among the non-management directors. Mr. Cates presided over these executive sessions during 2008. The non-management directors held four executive sessions during 2008.

Do our independent directors meet regularly without non-independent members?

     Our directors, excluding non-independent directors, meet regularly to promote open discussion among the independent directors. The committee chairmen preside over these sessions. The independent directors held one executive session during 2008.

Does our Board of Directors have any standing committees?

     We have three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of each committee are independent, pursuant to the standards set forth in our Corporate Governance Guidelines, the NYSE listing standards and applicable SEC rules. Each standing committee of the Board of Directors has a charter, which can be found on the Investor Relations page of our website at http://ir.maac.net in the Governance Documents section.

     The current membership of and information about each of our Board committees is shown below.

Committee/Current Members	Committee Functions
Audit Committee Current Members Mr. Graf (Chairman) Mr. Grinalds Ms. McCormick Number of meetings held in 2008: Eight appointing, determining the compensation of, and overseeing the work of the independent registered public accounting firm;

  pre-approving all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm;

  reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements and our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Qs and 10-Ks;

  reviewing and discussing the adequacy and effectiveness of our systems of internal accounting and financial controls;

  establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

  reviewing with management and the independent registered public accounting firm our compliance with the requirements for qualification as a REIT; and

  issuing a report annually as required by the SEC’s proxy solicitation rules.

Compensation Committee Current Members: Mr. Horn (Chairman) Mr. Norwood Mr. Sansom Number of meetings held in 2008: Four reviews and approves our compensation objectives;

  reviews and approves the compensation programs, plans, and awards for executive officers;

  acts as administrator as may be required for our equity-related incentive plans;

  reviews and discusses with management the information contained in the Compensation Discussion and Analysis section of the proxy statement; and

  issues a report annually related to executive compensation, as required by the SEC’s proxy solicitation rules.

Nominating and Corporate Governance Committee Current Members: Mr. Horn (Chairman) Mr. Norwood Mr. Sansom Number of meetings held in 2008: Three provides assistance and oversight in identifying qualified candidates to serve as members of the Board of Directors;

  reviews the qualification and performance of incumbent directors to determine whether to recommend them as nominees for reelection;

  reviews and considers candidates for directors who may be suggested by any director or executive officer, or by any shareholder if made in accordance with our charter, bylaws and applicable law; and

  recommends to the Board of Directors appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors.

Does the Audit Committee have an Audit Committee Financial Expert?

     The Board has determined that Mr. Graf and Ms. McCormick both meet the qualifications of an audit committee financial expert as defined by applicable SEC rules.

How does the Board of Directors select director candidates?

     At the 2008 Annual Meeting of Shareholders, the Board of Directors asked shareholders to authorize an amendment of Mid-America’s Charter to move from a staggered Board structure to annual elections of directors. The proposal would allow the directors to serve out their then current terms. The shareholders approved the amendment and the Board is now destaggered. As a result, Messrs. Norwood, Sansom, and Ms. McCormick are currently serving out the remainder of previously elected multiple year terms which will expire at the 2010 Annual Meeting of Shareholders.

     At the 2009 Annual Meeting of Shareholders, shareholders are being asked to elect Messrs. Bolton, Graf, Grinalds, Horn and Wadsworth to serve until the 2010 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Effective with the 2010 Annual Meeting of Shareholders, all director nominees will be elected to one year terms.

Director Nomination Policy

     It is the policy of the Nominating and Corporate Governance Committee to review and consider all candidates for nomination and election as directors who may be suggested by any director or executive officer of Mid-America. It is Mid-America’s policy to refer to its Nominating and Corporate Governance committee for consideration any director candidate recommended by any shareholder who beneficially owns at least 1,000 shares of Mid-America’s outstanding common stock if made in accordance with Mid-America’s Charter, Amended and Restated Bylaws and applicable law.

     We will consider for inclusion in our proxy materials for the 2010 Annual Meeting of Shareholders, shareholder proposals that are received at our executive offices no later than December 14, 2009 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, TN 38138. If you would like to recommend a director candidate, you must follow the procedures outlined above under the caption “Additional Information – How and when may I submit a shareholder proposal for Mid-America’s 2010 Annual Meeting?”

     If a shareholder is recommending a candidate to serve on the Board of Directors, the recommendation must include the information specified in Mid-America’s Amended and Restated Bylaws, including the following:

  The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

  The class or series and number of shares of Mid-America which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner;

  Any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of Mid-America or with a value derived in whole or in part from the value of any class or series of shares of Mid-America, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of Mid-America or otherwise, or collectively a Derivative Instrument, directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Mid-America;

  Any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of Mid-America;

  Any short interest in any security of Mid-America;

  Any rights to dividends on the shares of Mid-America owned beneficially by such shareholder that are separated or separable from the underlying shares of Mid-America;

  Any proportionate interest in shares of Mid-America or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

  Any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of Mid-America or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household; and

  All information regarding the nominee that would be required to be included in Mid-America’s proxy statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

Minimum Director Qualifications

     The Nominating and Corporate Governance Committee along with the Board of Directors is responsible for determining the skills and characteristics that need to be met by each director and director nominee. In determining director or director nominee qualifications, views of both the individual and the Board of Directors as a whole shall be considered.

     A director or director nominee’s knowledge and/or experience in areas such as, but not limited to, real estate investing, REITs, management, leadership, public companies, equity and debt capital markets, and public company financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of the Board of Directors as a whole.

     The Board of Directors does not impose term limits but has adopted a retirement age of 75 after which a director will not be nominated for election. While it is believed that a director’s knowledge and/or experience can continue to provide benefit to the Board of Directors following a director’s retirement from their primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken and therefore their ability to continue to be an active contributor to the Board of Directors shall be reviewed. Upon a director’s change in employment status, they are required to notify the Chairman of the Board of Directors and the Nominating and Corporate Governance Committee of such change and to offer their resignation for review.

     Other characteristics including, but not limited to, the director or director nominee’s material relationships with Mid-America, time availability, service on other boards of directors and their committees, or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director or director nominee’s qualification.

     Members of the Nominating and Corporate Governance Committee as well as other Board members and members of executive management may meet with directors or director nominees for purposes of determining their qualification.

Can I communicate directly with the Board of Directors?

     Yes. Shareholders and other interested parties may communicate in writing with our Board of Directors, any of its committees, its independent directors, non-management directors, or any individual director by using the following address:

Corporate Secretary
ATTN: {Group or director to whom you are addressing}
Mid-America Apartment Communities, Inc.
6584 Poplar Avenue
Memphis, TN 38138

     All letters addressed to the Board of Directors or its committees will be forwarded unopened to the appropriate chairman. Letters addressed to the independent or non-management directors will be forwarded unopened to the lead director of that group. Letters addressed to individual directors will be forwarded unopened to the addressee.

Does Mid-America have a Code of Ethics?

     Mid-America’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to Mid-America’s executive officers, including the Chief Executive Officer, or CEO, and Chief Financial Officer, of CFO. The Code of Business Conduct and Ethics is available on the Investor Relations page of our website at http://ir.maac.net in the Governance Documents section. We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our CEO, Principal Financial Officer or Principal Accounting Officer) at this location on our website.

What is the role of the Compensation Committee?

     Scope of Authority. Our Compensation Committee reviews and approves our compensation objectives and our compensation programs, plans, and awards for executive officers, among other things. The Compensation Committee’s charter can be found on the Investor Relations page of our website at http://ir.maac.net in the Governance Documents section. The Compensation Committee reviews its charter on an annual basis and, if necessary, recommends changes to the charter to the Board of Directors for approval.

     The Compensation Committee consists of Messrs. Horn (Chairman), Norwood and Sansom, each of whom is an independent director as affirmatively determined by our Board of Directors, in consultation with outside counsel. The Board of Directors consults with our outside counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

     Mr. Horn, as chairman of the Compensation Committee, is responsible for setting the agenda for meetings. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of two or more members of the Compensation Committee, and may delegate authority to make grants and awards under any equity-based plan to the CEO with such limitations as determined by the Compensation Committee and as may be required by law or the listing standards of the NYSE. To date, the Compensation Committee has made no such delegation of its responsibilities.

     Roles of Executives in Establishing Compensation. While Messrs. Bolton and Wadsworth, our CEO and CFO, do participate in general meetings of the Compensation Committee, they do not participate in executive sessions nor do they participate in any discussions concerning their own compensation. Annually, upon request from the Compensation Committee, Messrs. Bolton and Wadsworth provide the Compensation Committee with data pertinent to their compensation. This data may from time-to-time includes peer executive compensation levels, achievement of individual performance components of their annual bonus plans or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members and, at times, outside consultants before making final independent compensation decisions. Messrs. Bolton and Wadsworth also provide data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, Messrs. Bolton and Wadsworth, along with Mid-America’s Corporate Secretary and/or outside legal counsel, prepare and present to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/ or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee.

     Use of Compensation Consultant. The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at Mid-America’s expense and upon terms established by the Compensation Committee. The Compensation Committee has previously hired an external consultant, FPL Associates Compensation, or FPL, to review the compensation program offered to executive management, benchmark it against industry and peer levels and offer suggestions for changes. The Compensation Committee received such an evaluation from FPL in 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL POLICY

     We have adopted a Code of Business Conduct and Ethics, which specifies our policy relating to conflicts of interest. The Code of Business Conduct and Ethics states that a “conflict of interest” occurs when an individual’s private interests interfere in a material way or appear, from the perspective of a reasonable person, to interfere in a material way with the interests of Mid-America as a whole. Under the Code of Business Conduct and Ethics, an employee or director who becomes aware of a potential conflict of interest must report the conflict to Mid-America’s internal audit group. The Nominating and Corporate Governance Committee of the Board of Directors will determine whether a conflict of interest exists on a case-by-case basis and will memorialize its determinations and the reasons behind such determinations and whether to grant a waiver if a conflict of interest exists. In addition, all transactions involving related parties must be approved by a majority of the disinterested members of the Board of Directors.

INDEBTEDNESS OF MANAGEMENT TO MID-AMERICA

     In 1997, 1998, and 2000, we sold shares of common stock and limited partnership units in Mid-America Apartments, L.P. to certain employees pursuant to a Leadership Employee Stock Ownership Program, or LESOP. Under the LESOP, shares of common stock and limited partnership units were sold to employees at market prices, with 15% of the sale price loaned to the employee to be forgiven over a five-year period.

     Mr. Cates purchased a total of 175,000 shares pursuant to this program at an aggregate purchase price of $4,496,500. Roughly 85% of this amount, or $3,822,063 was funded by personal loans obtained by Mr. Cates, and the balance, $674,437, was funded by Mid-America’s LESOP bonus program over a five-year period.

     Mr. Bolton purchased a total of 110,000 limited partnership units pursuant to this program at an aggregate purchase price of $2,966,500. Roughly 85% of this amount, or $2,521,563 was funded by personal loans obtained by Mr. Bolton, and the balance, $444,937 was funded by Mid-America’s LESOP bonus program over a five-year period.

     Mr. Wadsworth purchased a total of 100,000 shares and limited partnership units pursuant to this program at an aggregate purchase price of $2,706,500. Roughly 85% of this amount, or $2,300,563 was funded by personal loans obtained by Mr. Wadsworth, and the balance, $405,937 was funded by Mid-America’s LESOP bonus program over a five-year period.

     In April 2002, Mid-America entered into duplicate LESOP bonus programs to the existing common stock and limited partnership unit sales. These agreements took affect immediately following the conclusion of the first agreements, have the same form and terms of the original agreements, and effectively raise the total LESOP bonus amount to 30% of the original sale price.

     The employees of Mid-America listed in the table below are indebted to Mid-America pursuant to such promissory notes for shares of common stock and limited partnership units acquired under the LESOP, which amounts are bonused to them over a five-year period. The table indicates the largest amount of the indebtedness outstanding during fiscal year 2008 and the amount outstanding at February 28, 2009. Such indebtedness bears interest at rates ranging from 5.59% to 6.49% per annum.

	Maximum Indebtedness	Indebtedness at
	During 2008	February 28, 2009
George E. Cates (1)	$145,818.75	$69,150.00
H. Eric Bolton, Jr., CEO	42,187.50	—
Simon R. C. Wadsworth, EVP and CFO	42,187.50	—
Total executive officers	$230,193.75	$69,150.00
____________________

(1)	George E. Cates was not an executive officer of Mid-America during 2008, but is shown here as a participant in the LESOP program as a result of his former executive status with Mid-America as he did serve as a Director during 2008.

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The number of shares owned and percentage ownership in the following table is based on 28,224,708 shares of common stock outstanding on December 31, 2008. The following table sets forth information as of December 31, 2008, regarding each person known to us to be the beneficial owner of more than five percent of our common stock.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class
Barclays Global Investors, NA (1)	2,285,971	8.10%
400 Howard Street
San Francisco, CA 94105

Invesco Ltd. (2)	1,539,915	5.46%
1555 Peachtree Street NE
Atlanta, GA 30309

The Vanguard Group, Inc. (3)	2,370,505	8.40%
100 Vanguard Blvd.
Malvern, PA 19355
____________________

(1)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that beneficial ownership is divided between Barclays Global Investors, NA (774,516 shares as to which 694,796 have sole voting power and 774,516 have sole dispositive power); Barclays Global Fund Advisors (1,467,852 shares as to which 1,146,941 have sole voting power and 1,467,852 have sole dispositive power); Barclays Global Investors, Ltd (33,234 shares as to which 15,196 have sole voting power and 33,234 have sole dispositive power); and Barclays Global Investors Japan Limited (10,369 shares as to which 10,369 have sole voting power and 10,369 have sole dispositive power).

(2)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that beneficial ownership is divided between Invesco Institutional (N.A.), Inc. (1,483,060 shares as to which 1,152,163 have sole voting power, 12,600 have shared voting power, 1,475,560 have sole dispositive power and 7,500 have shared dispositive power); Invesco Management S.A. (1,300 shares as to which 1,300 have sole voting power and 1,300 have sole dispositive power); Invesco PowerShares Capital Management LLC (4,155 shares as to which 4,155 have sole voting power and 4,155 have sole dispositive power); and Invesco Global Asset Management (N.A.), Inc. (51,400 shares as to which 51,400 have sole dispositive power).

(3)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 34,051 shares and sole power to dispose or to direct the disposition of 2,370,505 shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The number of shares owned and percentage ownership in the following table is based on 28,226,721 shares of common stock outstanding on January 31, 2009. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of January 31, 2009. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

     The following table sets forth the beneficial ownership of our common stock as of January 31, 2009 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group as of January 31, 2009. Except as otherwise indicated, the address of each officer, director and/or nominee listed below is c/o 6584 Poplar Avenue, Memphis, Tennessee 38138.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class
George E. Cates	577,358	(1)	2.05%
H. Eric Bolton, Jr. **	239,865	(2)	*
Simon R. C. Wadsworth **	194,956	(3)	*
Ralph Horn **	51,021	(4)	*
John S. Grinalds **	17,694	(5)	*
Alan B. Graf, Jr. **	16,348	(6)	*
Thomas L. Grimes, Jr.	11,823	(7)	*
Albert M. Campbell, III	11,665	(8)	*
James Andrew Taylor	10,204	(9)	*
Philip W. Norwood	3,943	(10)	*
Mary E. McCormick	3,329	(11)	*
William B. Sansom	3,240	(12)	*
All Directors, Nominees and Executive Officers as a group (12 Persons)	1,141,446		4.04%
____________________

*	Represents less than 1% of total.

**	Director Nominee.

(1)	Includes 271,115 shares owned directly by Mr. Cates, as to 251,271 of which Mr. Cates has sole voting power, and as to 19,844 of which Mr. Cates has shared voting power, (15,703 shares held by Mr. Cates through an individual retirement account, and 4,141 shares Mr. Cates owns in a joint account with his wife); 201,233 shares that Mr. Cates has the current right to acquire upon redemption of limited partnership units; and 5,392 shares held in a deferred compensation account. Also includes 11,414 shares and 38,203 limited partnership units owned by Mr. Cates’ wife, and 50,000 shares owned by Staland Investments II, LP for which Mr. Cates has shared voting power.

(2)	Includes 110,353 shares owned directly by Mr. Bolton, as to 101,214 of which Mr. Bolton has sole voting power and as to 9,139 of which Mr. Bolton has shared voting power; 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of limited partnership units; 5,430 shares attributed to Mr. Bolton in Mid- America’s Employee Stock Ownership Plan; and 14,082 shares that Mr. Bolton has the right to acquire upon the exercise of options that are exercisable within 60 days of January 31, 2009.

(3)	Includes 138,730 shares owned directly by Mr. Wadsworth; 4,038 shares attributed to Mr. Wadsworth in Mid- America’s Employee Stock Ownership Plan; 52,189 shares that Mr. Wadsworth has the right to acquire upon redemption of limited partnership units and to which Mr. Wadsworth has pledged as collateral towards a line of credit.

(4)	Includes 35,382 shares owned directly by Mr. Horn; and 15,639 shares held in a deferred compensation account.

(5)	Includes 4,142 shares owned directly by General Grinalds, as to which 3,627 General Grinalds has sole voting power, and as to 515 of which General Grinalds has shared voting power, (515 shares held in a trust); 12,978 shares held in a deferred compensation account; and 575 shares owned by General Grinalds’ wife.

(6)	Includes 6,382 shares owned directly by Mr. Graf; and 9,966 shares held in a deferred compensation account.

(7)	Includes 8,534 shares owned directly by Mr. Grimes; 2,440 shares attributed to Mr. Grimes in Mid-America’s Employee Stock Ownership Plan; and 849 shares owned by Mr. Grimes’ spouse.

(8)	Includes 9,733 shares owned directly by Mr. Campbell, as to which 8,633 Mr. Campbell has sole voting power, and as to 1,100 of which Mr. Campbell has shared voting power, (100 shares held by Mr. Campbell through an individual retirement account, and 1,000 shares Mr. Campbell owns in a joint account with his wife); and 1,932 shares attributed to Mr. Campbell in Mid-America’s Employee Stock Ownership Plan.

(9)	Includes 7,648 shares owned directly by Mr. Taylor, as to which 6,248 Mr. Taylor has sole voting power, and as to 1,400 of which Mr. Taylor has shared voting power, (1,400 shares Mr. Taylor owns in a joint account with his wife); 2,555 shares attributed to Mr. Taylor in Mid-America’s Employee Stock Ownership Plan; and 1 share owned by Mr. Taylor’s wife.

(10)	Includes 1,000 shares owned directly by Mr. Norwood; and 2,943 shares held in a deferred compensation account.

(11)	Includes 2,279 shares owned directly by Ms. McCormick; and 1,050 shares held in a deferred compensation account.

(12)	Includes 1,638 shares owned directly by Mr. Sansom; and 1,602 shares held in a deferred compensation account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires Mid-America’s directors and executive officers file with the Commission initial reports of ownership and reports of changes in ownership of Mid-America’s common stock and furnish Mid-America with copies of all forms filed.

     To Mid-America’s knowledge, based solely on review of the copies of such reports furnished to Mid-America and representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to Mid-America’s directors and executive officers were completed on a timely basis except as described in this section.

     Jointly with his wife, Mr. Taylor purchased 1,000 shares at $29.0459 per share on November 24, 2008. The requisite filing was due on November 26, 2008, but was filed three business days later on December 2, 2008.

EXECUTIVE OFFICERS

     The following served as the executive officers of Mid-America in 2008:

H. ERIC BOLTON, JR.

     Mr. Bolton, age 52, is our CEO and Chairman of the Board of Directors. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of CEO following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and CFO of Trammell Crow Realty Advisors.

ALBERT M. CAMPBELL, III

     Mr. Campbell, age 42, serves as our Executive Vice President, Treasurer and Director of Financial Planning and is responsible for managing the funding requirements of the business to support corporate strategy. Mr. Campbell joined Mid-America in 1998. Prior to his current duties, Mr. Campbell was responsible for external reporting and financial planning for Mid-America.

THOMAS L. GRIMES, JR.

     Mr. Grimes, age 40, serves as our Executive Vice President and Director of Property Management, overseeing operations of Mid-America’s portfolio. Prior to this position Mr. Grimes served Mid-America as an Operations Director over the Central and North Regions. He also served as Director of Business Development where he worked with the our joint venture partners, managed Mid-America’s new development efforts and directed the our ancillary income business. Mr. Grimes joined Mid-America in 1994 and assumed his current position in 2004.

JAMES ANDREW TAYLOR

     Mr. Taylor, age 43, serves as our Executive Vice President, Director of Asset Management. He is responsible for Mid-America’s development activities, marketing and training, landscape operations, maintenance and capital improvements, and utilities management. He joined Mid-America in 1994 and was active with property management operations as an Area Manager and Regional Vice President prior to assuming his role as Director of Asset Management in 2005.

SIMON R. C. WADSWORTH

     Mr. Wadsworth, age 62, has been Executive Vice President, CFO and a director since joining Mid-America in March 1994. Mr. Wadsworth owned a distribution company from 1982 until its successful sale in 1993 and prior to that served as Director of Mergers and Acquisitions for Holiday Inns, Inc.

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

     Our compensation discussion and analysis discusses the total compensation for our named executive officers. Upon their promotion to Executive Vice Presidents in early 2008, Albert M. Campbell, III, Thomas L. Grimes, Jr. and James Andrew Taylor met the requirements to begin being identified as named executive officers in compliance with the applicable provisions of the Exchange Act. As a result, the Compensation Committee began reviewing, evaluating and establishing their compensation packages effective with their 2008 compensation.

     Our compensation discussion and analysis will describe to our current shareholders and potential investors, our overall compensation philosophy, objectives and practices. Our compensation philosophy and objectives generally apply to all of our employees and most of our employees are eligible to participate in the two main components of our compensation program (salary and annual bonus). The relative value of each of these programs for individual employees varies based on job role and responsibility, as well as our financial performance. We may limit the availability of some of our other compensation programs (such as retirement plans and health and welfare plans) to comply with regulatory requirements.

What are Mid-America’s overall compensation philosophy and objectives?

     Our compensation philosophy is to drive and support Mid-America’s long-term goal of sustainable growth and total shareholder return by paying for performance, with due consideration to balancing risk and reward. By “sustainable growth” we mean investing in our long-term opportunities while meeting our short-term commitments. The main objective of our executive officer compensation program is to align the interests of our executive officers with the interests of shareholders. To achieve this alignment, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term shareholder value. We and our competitors recruit from a limited pool of resources for individuals, who are highly experienced, successful and well rewarded. Accordingly, our executive officer compensation program is designed to link annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives and to align executive officers’ interest with shareholder value creation. To achieve these objectives, the Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates executive officer performance in light of those goals and sets executive officer compensation levels based on this evaluation.

     Our Compensation Committee generally sets executive compensation programs to be competitive with other well-managed, multi-family REITs and private real estate companies, taking into account individually each component of compensation. The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive and to address the Compensation Committee’s general underlying philosophy and policies for executive officer compensation:

  to align the financial interests of the executive officers with those of our shareholders, both in the short and long term;

  to provide incentives for achieving and exceeding annual and long-term performance goals;

  to attract, retain and motivate highly competent executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies;

  to reward superior corporate and individual performance achieved through ethical leadership; and

  to appropriately reward executive officers for creating long-term shareholder value and returns.

     Our Compensation Committee evaluates the effectiveness of its compensation programs by reviewing the performance of Mid-America as a whole and the performance of individual officers of Mid-America. In doing so, the Compensation Committee takes into account Mid-America’s strategy as annually presented to the Board of Directors by Messrs. Bolton and Wadsworth, the total return being obtained by Mid-America’s shareholders as well as the return being earned by the shareholders of Mid-America’s peers, Mid-America’s fiscal performance both annually and for longer-term periods, as well as the executive officer’s individual goals. To the extent that the Compensation Committee believes that changes to compensation programs are warranted, it will make changes to the plans as they conclude with respect to long-term incentive plans, and annually with respect to annual bonus plans.

     Our Compensation Committee evaluates risks and rewards associated with Mid-America’s overall compensation philosophy and structure. Management discusses with the Compensation Committee the systems that have been put in place to identify and mitigate, as necessary, potential risks. With respect to specific elements of compensation:

  Base salary does not encourage risk-taking as it is a fixed amount.

  The annual incentive plan is designed to reward achievement of short-term performance metrics. Through a combination of plan design and Board and management procedures, undue risk-taking is mitigated. Specifically, the plan has a cap on the award for any individual and constitutes only a portion of the total direct compensation for our executive officers. The plan is also structured to be self-funding in that portions of the incentive that are based on performance measurements must be obtained after the expense of the incentive is considered.

What is our executive officer compensation program designed to reward?

     Our compensation program is designed to reward our executive officers when they achieve our annual business goals, build shareholder value and maintain long-term careers with Mid-America. We reward these three aspects so that the team will make balanced annual and long-term decisions that result in consistent financial performance, innovation and collaboration within Mid-America.

What are the elements of our executive officer compensation program and why do we provide each element?

     We have a straightforward compensation program. The three main elements are salary, bonus and long-term incentives. Each of these elements helps us attract and retain executive officers and the specific purposes of each of them are identified in the descriptions that follow.

Base Salary

     We provide an annual salary to each executive officer as an economic consideration for each person’s level of responsibility, expertise, skills, knowledge and experience.

Bonus

     The bonus is part of our executive officers’ annual compensation and one component of variable compensation. We may or may not award an annual bonus, and the amount of any award varies with Mid-America’s performance and individual considerations.

Long-term incentives

     We provide long-term incentives in the form of stock-based compensation. Over Mid-America’s history, long-term incentives have consisted of stock options, partnership units in our operating partnership and shares of restricted stock. We offer stock-based compensation as an incentive to build long-term shareholder value, to align the interests of executive officers and shareholders, and to retain executive officers through what we hope will be long-

term wealth creation in the value of their equity holdings, which have vesting provisions that encourage continued employment. Our executive officers are motivated by the potential appreciation in our stock price. We also encourage stock ownership which we regard as important for commitment, engagement and motivation. We are positioned to refine our long-term incentive strategy should it be in the interests of shareholders so that we can continue to attract and retain the highly skilled talent required to execute our business strategy.

Employment Agreements

     Messrs. Bolton and Wadsworth both have employment agreements with Mid-America which they originally entered into in December 1999 which outline the compensation they will receive under different termination scenarios. Both employment agreements have (i) a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provide for annual base salary for Messrs. Bolton and Wadsworth, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation. In 2008, Messrs. Bolton and Wadsworth entered into amended and restated employment agreements. The amended agreements had materially the same terms as the original documents but were amended to limit the potential payout to be received by the executive as a result of a change of control payout occurring within three years of the executive’s planned retirement from Mid-America. The agreements were also amended to bring them in compliance with Section 409A of the Internal Revenue Code.

     Upon Mr. Bolton’s or Mr. Wadsworth’s termination due to death or permanent disability or in the event he is terminated without cause by Mid-America or suffer a constructive termination of his employment in the absence of a change of control, Mid-America will pay Mr. Bolton or Mr. Wadsworth all amounts due to him as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay him their base salary as then in effect for one year after the termination. In addition, all stock options or restricted stock granted to Mr. Bolton or Mr. Wadsworth shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton and Mr. Wadsworth may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, Mid-America will pay to Mr. Bolton and Mr. Wadsworth all legal fees incurred by him in connection with his termination without cause or constructive termination by Mid-America. In this scenario, Mid-America’s current equity plans allow for the full vesting of any earned stock options and restricted stock as defined by each individual plan.

     If Mr. Bolton or Mr. Wadsworth is terminated without cause, suffer a constructive termination in anticipation of, on, or within three years after a change in control of Mid-America, or elects to terminate his employment for any reason within thirty days after either a change of control event or the one year anniversary of a change in control event, he is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. However, if the change in control transaction occurs within three years of the executive’s planned retirement date, the maximum change of control payment would be the base salary and bonus payable to executive through the anticipated date of retirement. To the extent that an excise tax on excess parachute payments will be imposed on Mr. Bolton or Mr. Wadsworth under Section 4999 of the Internal Revenue Code as a result of such payment, Mid-America shall pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Mr. Bolton and Mr. Wadsworth shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton and Mr. Wadsworth may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of Mid-America paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, Mid-America will pay Mr. Bolton or Mr. Wadsworth all legal fees incurred by him in connection with the change of control.

     Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of Messrs. Bolton and Wadsworth not to have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by Mid-America at the time of a change of control termination for the period of two years.

Change of Control Contracts

     Messrs. Campbell, Grimes and Taylor have change of control contracts with Mid-America which they originally entered into in December 1999 which outline the compensation they will receive under certain change of control scenarios. In 2008, Messrs. Campbell, Grimes and Taylor entered into amended and restated change of control contracts with materially similar terms to the original agreements but were amended to bring the contracts in compliance with Section 409A of the Internal Revenue Code.

     Each change of control contract provides that in the event of a change of control termination, each of Messrs. Campbell, Grimes and/or Taylor, is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on Messrs. Campbell, Grimes or Taylor under Section 4999 of the Internal Revenue Code as a result of such payment, Mid-America shall pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Messrs. Campbell, Grimes or Taylor shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Campbell, Grimes or Taylor may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of Mid-America paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, Mid-America will pay Messrs. Campbell, Grimes or Taylor all legal fees incurred by him in connection with the change of control. The change of control contracts also require that Messrs. Campbell, Grimes and/or Taylor may not have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by Mid-America at the time of a change of control termination for the period of two years.

Deferred Compensation

     Messrs. Campbell, Grimes and Taylor participate in the Mid-America Apartment Communities, Inc. 401(k) Savings Plan, or the 401(k). Mid-America’s 401(k) is a defined contribution plan that satisfies the requirements of Section 401(a) and 401(k) of the Code. Mid-America may, but is not obligated to, make a matching contribution of $0.50 for each $1.00 contributed, up to 6% of the participant’s compensation. The 401(k) is open to all Mid-America employees meeting minimal eligibility requirements.

     Messrs. Bolton and Wadsworth participate in the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan as Amended Effective January 1, 2005, or Deferred Comp Plan. The Deferred Comp Plan is a supplemental non-qualified deferred compensation plan made available to select employees to enable them to accumulate retirement benefits without the limitations on contributions placed on Mid-America’s 401(k) plan. While the operation and investments of the Deferred Comp Plan mirror that of Mid-America’s 401(k) plan, both the deferred compensation of Messrs. Bolton and Wadsworth and any resultant match by Mid-America are considered general assets of Mid-America.

     In accordance with the Deferred Comp Plan, benefits are paid out over five years beginning on the first day following the sixth full month occurring after either death, disability or the participant’s cessation of employment with Mid-America.

How do we determine the amount for each element of executive officer compensation?

General Philosophy

     We believe the levels of compensation we provide should be competitively reasonable and appropriate for our business needs and circumstances. Our approach is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

Process

     We follow a two-phase process. In the first phase, the Compensation Committee engaged a compensation consultant to conduct a competitive compensation analysis to estimate the 25th percentile, median, average and 75th percentile positions for salary, annual incentive, long-term incentive compensation, and total remuneration (salary + target bonus + annualized value of long-term incentives). The range from the 25th percentile to 75th percentile reflects what the Compensation Committee believes is competitively reasonable and appropriate. We believe this range is consistent with our compensation program objectives and is appropriate. In the second phase, we consider many factors in determining appropriate compensation levels for each executive officer. These considerations may include:

  Our analyses of competitive compensation practices;

  The Compensation Committee’s evaluation of the executive officers;

  Individual performance and contributions to performance goals which could include, but are not limited to funds from operations growth, and total shareholder return growth;

  Operational management, such as project milestones and process improvements;

  Internal working and reporting relationships and our desire to encourage collaboration and teamwork among our executive officers;

  Individual expertise, skills and knowledge;

  Leadership, including developing and motivating employees, collaborating within Mid-America, attracting and retaining employees and personal development;

  Labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the long-term value to Mid-America; and

  Information and advice from an independent, third-party compensation consultant engaged by the Compensation Committee.

     We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers. Ultimately, it is the Compensation Committee’s judgment of these factors along with competitive data that form the basis for determining the CEO’s compensation. The Compensation Committee and the CEO follow a similar practice to determine the basis of the other executive officers’ compensation.

Use of Compensation Consultant

     The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at Mid-America’s expense and upon terms established by the Compensation Committee. Since 2005, the Compensation Committee has utilized an external consultant, FPL Associates Compensation, or FPL, to review Mid-America’s compensation programs offered to executive management, benchmark it against industry and peer levels and offer suggestions for changes. The Compensation Committee had the sole power and authority to establish the nature and scope of FPL’s engagement, set the fee to be paid to FPL and terminate FPL’s engagement. The Compensation Committee directed FPL to review Mid-America’s executive compensation program and to recommend changes as deemed appropriate to ensure that Mid-America’s program provides reasonable and competitive pay opportunities that are aligned with key business objectives and best practices. At the direction of the Compensation Committee, our executive officers discussed with FPL the duties of each executive officer of Mid-America and provided FPL with full and complete access to information requested by FPL as part of its evaluation of Mid-America’s executive compensation programs and policies. The Compensation Committee felt it would be prudent to have external experts periodically evaluate Mid-America’s program and make suggestions for changes to help ensure the compensation packages being offered are not out of line with peer and/or industry practices. The terms of the engagement and scope of work were established by the Compensation Committee.

     FPL presented the results of its review at the March 14, 2006 Compensation Committee meeting and the Compensation Committee considered their review in setting the 2006 and 2007 compensation programs. The Compensation Committee subsequently hired FPL again to review, benchmark and suggest changes to the executive compensation packages that were established for 2008.

Identification of Peer Group

     As part of FPL’s engagement, it provided an independent analysis of Mid-America’s executive compensation program and practices. Based on industry peer group data available to FPL, including data from the most recent proxy filings by representative companies, FPL selected three comparative peer groups: an Asset-Based Peer Group consisting of eight public real estate investment trusts that focus primarily on multifamily properties, a Size-Based Peer Group consisting of 16 public real estate investment trusts that are similar to Mid-America in terms of market capitalization and a Private Peer Group consisting of 16 private real estate companies that are actively engaged in the multifamily sector. The Compensation Committee and FPL Associates Compensation felt reviewing peer data based on these three variables would help provide a good picture of comparable company practices. FPL compared base salaries, annual bonuses and total compensation to each peer group. The following companies comprised the peer groups:

Asset-Based Peer Group	Size-Based Peer Group	Private Peer Group
Associated Estates Realty Corporation	American Campus Communities, Inc.	Berkshire Property Advisors, LLC
BRE Properties, Inc.	Brandywine Realty Trust	Carmel Partners, Inc.
Camden Properties Trust	Cousins Properties Incorporated	Crosland LLC
Colonial Properties Trust	EastGroup Properties, Inc.	FirstWorthing
Essex Property Trust, Inc.	Entertainment Properties Trust	Gables Residential Trust
Home Properties, Inc.	Equity One, Inc.	Hillwood Development Corporation
Post Properties, Inc.	FelCor Lodging Trust Incorporated	Hunt Building Company
UDR, Inc.	Glimcher Realty Trust	Joseph Freed and Associates, LLC
	GMH Communities Trust	JPI, Inc.
	Healthcare Realty Trust, Inc.	Simpson Housing Limited
	Highwoods Properties, Inc.	Partnership LLLP
	LaSalle Hotel Properties	The Empire Companies
	National Retail Properties, Inc.	The General Investment &
	Pennsylvania Real Estate Investment Trust	Development Cos.
	Saul Centers, Inc.	The Irvine Apartment Communities
	Tanger Factory Outlet Centers, Inc.	The Woodlands
Trammell Crow Residential
Western National Property
Management

Comparison of Mid-America Executive Compensation to Peer Group and Recommendations

     The Compensation Committee received benchmarking information in March 2008 as a result of the FPL engagement. FPL provided a percentile ranking of base salary, annual bonus, long-term incentive and total remuneration for each executive officer against a composite average of the peer groups’ practices. The results were as follows:

	Base	Annual	Long-Term	Total
	Salary	Bonus	Incentive	Remuneration
H. Eric Bolton, Jr.	25th percentile	25th percentile to median	below 25th percentile	below 25th percentile
Albert M. Campbell, III	median	median	below 25th percentile	25th percentile to median
Thomas L. Grimes, Jr.	25th percentile	75th percentile	below 25th percentile	25th percentile to median
James Andrew Taylor	25th percentile	25th percentile to median	below 25th percentile	25th percentile
Simon R.C. Wadsworth	25th percentile	median	below 25th percentile	below 25th percentile

     The Compensation Committee believed these results indicated the salary levels were competitively reasonable and appropriate and were close to their target range of between the 25th percentile and the 75th percentile of peers. The Compensation Committee further felt the higher percentile ranking of Mr. Campbell’s salary was appropriate as his current responsibilities encompass more than the traditional Treasurer role that may be found at peer companies.

     In reviewing the comparisons of annual bonus compensation, the Compensation Committee took into account that Mid-America’s funds from operations per share growth and total shareholder return over the period covered by the bonus were in the 73rd percentile and 72nd percentile of the Asset Based peer group, respectively, and the 39th percentile and 43rd percentile of the Size Based peer group, respectively. After taking these factors into account, the Compensation Committee believed the level of annual bonus for our executive officers appeared appropriate, both individually for Mid-America and when compared to our peers.

     In reviewing the comparisons of long-term incentive awards, the Compensation Committee takes into account that it is difficult to compare the earnings in any one year against peer plans as payouts can frequently be based on prior period performances and time periods which are not comparable across companies. When reviewing the peer data, the Compensation Committee also considers the outstanding long-term incentive plan(s) in place and the past performances of Mid-America and its peers.

     Overall, the Compensation Committee believed the results of the FPL engagement indicated the current compensation packages were in line with peer practices and that the total remuneration approached the 25th percentile to 75th percentile range that the Compensation Committee feels is appropriate as a general benchmark. The Compensation Committee did not feel that any material adjustments to the executive compensation packages were required at the time.

     The Compensation Committee did not engage FPL to review peer compensation packages again for 2009, feeling that compensation levels would not vary that dramatically over the course of the year since they had received the comprehensive, external analysis provided for their 2008 analysis.

How compensation or amounts realizable from prior compensation are considered

     The amount of past compensation, including annual bonus awards, and amounts realized or realizable from prior stock option or restricted stock awards, is generally not a significant factor in the Compensation Committee’s considerations, because these awards would have been earned based on prior years’ performances. The Compensation Committee does, however, consider the timings of prior awards when reviewing the retention aspects of compensation packages.

Tax considerations

     A goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m), which limits Mid-America to a deduction for federal income tax purposes of no more than $1 million of compensation paid to our executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation”. The Compensation Committee believes it is appropriate to take into account the $1 million limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. None of the executive officers received compensation in 2008 that would exceed the $1 million limit on deductibility.

Role of our executive officers in compensation decisions

     While Messrs. Bolton and Wadsworth, our CEO and CFO, respectively, do participate in general meetings of the Compensation Committee, they do not participate in executive sessions nor do they participate in any discussions concerning their own compensation. Annually, upon request from the Compensation Committee, Messrs. Bolton and Wadsworth provide the Compensation Committee with data pertinent to their and the other executive officers’ compensation. This data may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual bonus plans, or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members and, at times, outside consultants before making final independent compensation decisions. Messrs. Bolton and Wadsworth also provide data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, Messrs. Bolton and Wadsworth, along with Mid-America’s Corporate Secretary and/or outside legal counsel, prepare and present to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee.

Timing, grant date and exercise price for stock option awards

     The Compensation Committee has not awarded any stock options since 2002. When the Compensation Committee was utilizing stock options as part of the compensation package they consistently maintained a practice to award stock options only at specific times in order to avoid any claim that grants to executive officers were initiated during periods potentially advantageous to them. During its winter meeting, the Compensation Committee would grant stock options to a broad group of employees, including executive officers, in amounts determined by the Compensation Committee. These grants were effective on the day awarded by the Compensation Committee with exercise prices equal to the closing price of Mid-America’s common stock on the NYSE on that day. Other than the annual grants described above, the Compensation Committee only considered additional grants for new employees. These grants were made in conjunction with the hiring of the employee and after Compensation Committee approval with the exercise price being equal to the closing price of Mid-America’s common stock on the NYSE on the day of grant.

Stock Ownership/Retention Guidelines

     Our executive officers are not subject to mandated stock ownership or stock retention guidelines. It is the belief of the Compensation Committee that the equity-based programs included in the executive compensation packages ensure that Mid-America’s executive officers are also owners of Mid-America and that those plans work to align the executive officers’ goals with the best interests of shareholders. Mid-America’s CEO and CFO are currently serving as directors on Mid-America’s Board of Directors and as such are subject to the stock ownership guidelines required of Mid-America’s directors which require ownership of $100,000 of Mid-America shares or the equivalent within three years of joining the Board. Both our CEO and CFO are in compliance with this requirement.

What is our analysis of the compensation for our named executive officers in 2008?

General

     The Fiscal 2008 target total direct compensation table below summarizes the levels established by our Compensation Committee with respect to salary, target bonus, and target total direct compensation. We discuss each element of the table in the narrative that follows.

		Target
		Bonus
	Base	(as a % of	Maximum	Target
	Salary (1)	Base Salary)	Potential (2)	Total
H. Eric Bolton, Jr.	$407,753	0% - 200%	$1,019,383	$1,223,259
Albert M. Campbell, III	$159,640	0% - 100%	$199,550	$319,280
Thomas L. Grimes, Jr.	$170,441	0% - 100%	$213,051	$340,882
James Andrew Taylor	$150,000	0% - 100%	$187,500	$300,000
Simon R.C. Wadsworth	$265,907	0% - 200%	$664,768	$797,721
____________________

(1)	These are the base salaries awarded by the Compensation Committee for 2008.

(2)	Reflects the maximum potential bonus payment under the Executive Bonus Plan.

Salary

     Since several other elements of compensation are driven by base salary, the Compensation Committee is careful to set the appropriate level of base salary. Base salaries for each named executive officer are individually determined by the Compensation Committee after considering:

  breadth, scope and complexities of their respective role;

  internal equity and affordability;

  the named executive officer’s current compensation;

  individual and corporate performance; and

  peer group market competitiveness (based on the peer groups set forth previously)

     Internal equity in this context means ensuring that employees with similar responsibilities, experience and historical performance are rewarded comparably. Affordability is also used in determining base salaries and annual increases. We look at base salary, annual incentive opportunities and long-term equity compensation to understand whether total direct compensation is competitive and affordable. We do not seek to set the base salary of any employee including any named executive officer, at a certain multiple of the salary of another specified employee.

2008 Base Salaries

     After consideration of the FPL engagement, each component of compensation, and the average salary increase company-wide, the Compensation Committee increased the executive officers base salaries to the levels indicated in the above table. For Messrs. Bolton, Campbell, Grimes and Wadsworth, this represented an increase of 4% from 2007 base salaries, which the Compensation Committee felt was in line with the increases received by our general employee base. Mr. Taylor received a 7% increase over his 2007 base salary as the Compensation Committee felt the information obtained by the FPL engagement showed his base salary was more out of line with his peers than the other executive officers.

Annual Bonus/Short-Term Incentive

     The annual incentive bonuses are intended to compensate executive officers for achieving our annual financial goals at corporate and business unit levels and for achieving agreed-upon individual annual performance objectives. The Compensation Committee believes that this feature of compensation motivates executive officers to strive to attain Mid-America’s annual goals. Historically, the Compensation Committee has utilized annual bonus plans with both cash and/or restricted stock payout features depending on the size of the award earned and the potential cash impact to Mid-America. The annual bonus plan for executive officers for 2008 included both funds from operations, or FFO, growth and individual goal performance objectives and in the cases of Messrs. Grimes and Taylor, same store gross operating income, or GOI, growth. Both the FFO and same store GOI growth allow for a range of bonus opportunities based on the actual growth achieved. The individual goals include completing annual strategy objectives and maintaining ethical leadership. The weight of each performance factor varies by participant in the plan. The Compensation Committee feels it is appropriate to partially base these annual awards on company performance metrics such as FFO and same store GOI as the award is intended to reward the executive officer for achieving our corporate financial goals. For 2008, bonus performance target levels based on FFO and same store GOI were as follows:

Same Store
Bonus	FFO per Share	GOI
Performance	Growth	Growth
Level	Target	Target
Minimum Threshold	< 2.00%	< 3.00%
Threshold I	2.01% - 3.00%	3.01% - 4.00%
Threshold II	3.01% - 3.50%	4.01% - 4.50%
Threshold III	3.51% - 4.00%	4.51% - 5.00%
Target	4.01% - 4.50%	5.01% - 5.50%
Target I	4.51% - 5.00%	5.51% - 6.00%
Target II	5.01% - 5.50%	6.01% - 6.50%
Target III	5.51% - 6.00%	6.51% - 7.00%
High	> 6.01%	> 7.01%

     Depending on the bonus performance level achieved, the bonus opportunity, as a percentage of base salary, for each executive officer would be as follows:

	Bolton	Campbell	Grimes	Taylor	Wadsworth
Minimum Threshold	0.0%	0.0%	0.0%	0.0%	0.0%
Threshold I	25.0%	12.5%	12.5%	12.5%	25.0%
Threshold II	50.0%	25.0%	25.0%	25.0%	50.0%
Threshold III	75.0%	37.5%	37.5%	37.5%	75.0%
Target	100.0%	50.0%	50.0%	50.0%	100.0%
Target I	125.0%	62.5%	62.5%	62.5%	125.0%
Target II	150.0%	75.0%	75.0%	75.0%	150.0%
Target III	175.0%	87.5%	87.5%	87.5%	175.0%
High	200.0%	100.0%	100.0%	100.0%	200.0%

     On March 24, 2009, the Compensation Committee evaluated the performance of both aspects of the plan. FFO per share growth for 2008 was 5.1%, which would have resulted in a Target II payout level of the FFO portion of the plan; however, as the plan requires itself to be self-funding, and as the resultant payout at this level would then drop FFO down to a Target I payout level the FFO portion was recognized at the lower payout level. Same store GOI growth for 2008 was approximately 1% resulting in no payout for this portion of the plan. The Compensation Committee also determined that Mr. Bolton achieved 80% of his individual goals and Messrs. Campbell, Grimes, Taylor and Wadsworth had achieved 100% of their individual goals. Under the plan, the Compensation Committee has the right to apply up to a positive or negative 25% discretionary modifier to the bonus earned. Recognizing the impact of macro-economic factors and their limited input on the establishment of the performance targets, the Compensation Committee exercised its discretion and increased each of Messrs. Taylor and Grimes cash bonus by

25%. The Compensation Committee determined that the 25% increase was appropriate due in part to the fact that such an increase brought the percentage decrease in cash bonuses paid to Messrs. Taylor and Grimes in 2008 as compared to 2007 in line with the percent decrease in cash bonuses to Messrs. Bolton and Wadsworth for the same period. Following these determinations, the Compensation Committee, in compliance with the 2008 annual bonus plan, awarded the following cash bonuses:

2008
Annual
Bonus
Paid in
2009
H. Eric Bolton, Jr.	$538,234
Albert M. Campbell, III	$114,741
Thomas L. Grimes, Jr.	$86,553
James Andrew Taylor	$76,173
Simon R.C. Wadsworth	$372,270

Long-term Incentive Compensation

     Equity-based plans provide for longer-term incentives that both align executive officer performance with our long-term goals and offer a retention component to the compensation package. The Compensation Committee also believes that having executive officers who are significant shareholders helps to better align their interests with that of other shareholders. During 2008, our executive officers participated in various equity-based plans that had been granted in prior years. One plan, the 2005 Key Management Restricted Stock Plan, completed its last performance period during 2008, but under its terms and performance requirements, executive management did not earn or receive any shares of restricted stock during 2008 for this plan. The remaining previously granted long-term incentive plans that the executive officers participated in during 2008 were based on prior performance periods, had no opportunity for restricted stock awards either in 2008 or beyond, and were simply in various stages of vesting previously issued shares of restricted stock.

     In May 2008, the Compensation Committee adopted a new restricted stock program for key managers and executives officers, the 2008 Key Management Restricted Stock Plan, or 2008 Plan. The Compensation Committee felt it was appropriate to establish a new plan at this time as the performance and potential award features of all previous plans had been exhausted. The 2008 Plan consists of both an annual and three year program. Under the annual program participants can earn both service and performance based shares of restricted stock. The service based shares were awarded on July 1, 2008 and the timing of vesting depends on continued employment and total shareholder return performance. The earning of restricted shares under the performance program is based on employment and total shareholder return performance from July 1, 2008 through December 31, 2009. Any shares earned through the annual performance program will be issued on January 1, 2010 and will vest 50% annually beginning on January 1, 2010. Participation in the three year program is limited to the executive officers and awards shares of restricted stock based upon both Mid-America’s total shareholder return performance from July 1, 2008 through December 31, 2011 and that performance in relation to that of our peers. Any shares earned through the three year program will be issued on January 1, 2012 and will vest 25% annually beginning on January 1, 2013. The shares of restricted stock issued to executive officers during 2008 under the 2008 Plan are as follows:

Shares
of
Restricted
Stock
H. Eric Bolton, Jr., President, CEO	1,935
Albert M. Campbell, III, EVP and Tresurer	758
Thomas L. Grimes, Jr., EVP and Director of Property Management Operations	809
James Andrew Taylor, EVP and Director of Asset Management	712
Simon R.C. Wadsworth, EVP and CFO	1,262

     All of the long-term investment plans are described in more detail in the narrative accompanying the Summary Compensation Table and Grants of Plan Based Awards Table sections of this proxy.

2009 Compensation

     In March 2009, the Compensation Committee considered a request from the CEO and CFO that executive officer salaries remain flat for 2009 as one of the expense control measures that management would like to make to manage the company’s financial status during the current downturn in the economy. Upon consideration of this request the Compensation Committee approved holding 2009 annual base salaries for our named executive officers at their 2008 level, as follows:

2009 Base
Salary
H. Eric Bolton, Jr., CEO and Chairman of the Board of Directors	$407,753
Albert M. Campbell, III, EVP and Treasurer	$159,640
Thomas L. Grimes, Jr., EVP and Director of Property Management Operations	$170,441
James Andrew Taylor, EVP and Director of Asset Management	$150,000
Simon R.C. Wadsworth, EVP and CFO	$265,907

     The Compensation Committee also approved the 2009 Annual Bonus Plan for executive officers. The plan allows for bonuses of up to 200% of salary for Messrs. Bolton and Wadsworth and up to 100% of salary for Messrs. Campbell, Grimes and Taylor, based on levels of FFO per share growth, same store GOI growth and individual performance goals attained. The Compensation Committee has the right to apply up to a positive or negative 25% discretionary modifier to the bonus earned.

Conclusion

     The Compensation Committee believes the executive leadership of Mid-America is a key element to its success and that the compensation package offered to the executive officer is a key element in attracting and retaining the appropriate personnel.

     The Compensation Committee believes it has historically maintained compensation for its executive officers at levels that are reflective of the talent and success of the individuals being compensated, and with the inclusion of additional compensation directly tied to performance, the Compensation Committee believes executive compensation will be sufficiently comparable to its industry peers to allow Mid-America to retain its key personnel at costs which are appropriate for Mid-America.

     The Compensation Committee will continue to develop, analyze and review its methods for aligning executive management’s long-term compensation with the benefits generated for shareholders. The Compensation Committee believes the idea of creating ownership in Mid-America helps align management’s interests with the interests of shareholders. The Compensation Committee has no pre-determined timeline for implementing new or ongoing long-term incentive plans. New plans are reviewed, discussed and implemented as the Compensation Committee feels it is necessary or appropriate as a measure to incentivize, retain and reward Mid-America’s executive officers.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of Mid-America Apartment Communities, Inc. has reviewed and discussed with management the information contained in the Compensation Discussion & Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and Mid-America’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE:
RALPH HORN (Chairman)
PHILIP W. NORWOOD
WILLIAM B. SANSOM

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information regarding compensation earned by our named executive officers. Messrs. Campbell, Grimes and Taylor met the requirements to begin being identified as named executive officers in compliance with the applicable provisions of the Exchange Act upon their promotions to Executive Vice President in 2008; accordingly the following table will only disclose data from calendar year 2008 for them. While certain stock and option awards may appear as earned in current years for purposes of this table, primarily due to the timing of expensing due to accounting regulations, the performance periods for which the grants were awarded as well as the issuance dates of the shares could be for periods prior to those disclosed. Please see the relevant footnotes and the descriptions of plans following this table.

									Change in
									Pension
									Value and
							Non-		Nonqualified
							Equity		Deferred
Name and				Stock		Option	Incentive		Compensation	All Other
Principal			Bonus	Awards		Awards	Plan		Earnings	Compensation		Total
Position	Year	Salary	($)	($) (1)		($) (1)	Compensation		($)	($)		($)
H. Eric Bolton, Jr.	2008	$404,133.91	$500.00	$158,453.56	(2)	$—	$538,234.00	(7)	$—	$82,548.26	(8)	$1,183,869.73
CEO	2007	$389,390.94	$500.00	$134,704.99		$826.63	$862,554.00		$—	$122,142.78		$1,510,119.34
	2006	$378,262.92	$500.00	$218,451.60		$6,883.55	$456,780.00		$—	$135,658.66		$1,196,536.73

Simon R.C. Wadsworth	2008	$263,546.89	$500.00	$102,862.68	(3)	$—	$372,270.00	(7)	$—	$69,332.58	(9)	$808,512.15
EVP and CFO	2007	$253,936.99	$500.00	$87,372.37		$720.56	$562,496.00		$—	$104,933.93		$1,009,959.85
	2006	$246,693.24	$500.00	$141,972.35		$6,001.80	$297,900.00		$—	$115,186.48		$808,253.87

Albert M. Campbell, III	2008	$158,223.09	$500.00	$44,608.56	(4)	$—	$114,741.00	(7)	$—	$4,485.72	(10)	$322,558.37
EVP and Treasurer

Thomas L. Grimes, Jr.	2008	$168,928.32	$500.00	$46,326.24	(5)	$—	$86,553.00	(7)	$—	$949.50	(11)	$303,257.06
EVP and Dir of Property
Management Operations

James Andrew Taylor	2008	$147,692.32	$500.00	$39,062.12	(6)	$—	$76,173.00	(7)	$—	$3,058.87	(12)	$266,486.31
EVP and Dir of Asset
Management
____________________

(1)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123R. For purposes of this calculation, we have disregarded the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures made during the year. For a complete description of the assumptions made in determining the FAS 123R valuation, please refer to Stock Based Compensation in our audited financial statements in our Annual Report on Form 10-K for the indicated fiscal year.

(2)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123R for: (a) 4,500 shares of common stock issued to Mr. Bolton on February 22, 2000 pursuant to the 2000 Executive Restricted Stock Grant ($9,984.36); (b) 17,544 shares of common stock issued to Mr. Bolton on April 24, 2002 pursuant to the 2002 Key Management Restricted Stock Plan ($45,000.61); (c) 3,398 shares of common stock issued to Mr. Bolton on June 30, 2006 pursuant to the 2005 Key Management Restricted Stock Plan ($37,700.87); (d) 44,937 shares of common stock issued to Mr. Bolton pursuant to the Long Term Performance Based Incentive Compensation Plan ($24,828.90); and (e) 1,935 shares of common stock issued to Mr. Bolton on July 1, 2008 pursuant to the 2008 Key Management Restricted Stock Plan ($40,938.82).

(3)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123R for: (a) 1,250 shares of common stock issued to Mr. Wadsworth on February 22, 2000 pursuant to the 2000 Executive Restricted Stock Grant ($2,773.44); (b) 12,573 shares of common stock issued to Mr. Wadsworth on April 24, 2002 pursuant to the 2002 Key Management Restricted Stock Plan ($32,249.93); (c) 2,216 shares of common stock issued to Mr. Wadsworth on June 30, 2006 pursuant to the 2005 Key Management Restricted Stock Plan ($24,586.56); (d) 29,958 shares of common stock issued to Mr. Wadsworth pursuant to the Long Term Performance Based Incentive Compensation Plan ($16,552.60); and (e) 1,262 shares of common stock issued to Mr. Wadsworth on July 1, 2008 pursuant to the 2008 Key Management Restricted Stock Plan ($26,700.15).

(4)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123R for: (a) 5,572 shares of common stock issued to Mr. Campbell on April 24, 2002 pursuant to the 2002 Key Management Restricted Stock Plan ($14,292.26); (b) 1,287 shares of common stock issued to Mr. Campbell on June 30, 2006 pursuant to the 2005 Key Management Restricted Stock Plan ($14,279.29); and (c) 758 shares of common stock issued to Mr. Campbell on July 1, 2008 pursuant to the 2008 Key Management Restricted Stock Plan ($16,037.02).

(5)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123R for: (a) 5,263 shares of common stock issued to Mr. Grimes on April 24, 2002 pursuant to the 2002 Key Management Restricted Stock Plan ($13,499.67); (b) 1,416 shares of common stock issued to Mr. Grimes on June 30, 2006 pursuant to the 2005 Key Management Restricted Stock Plan ($15,710.54); and (c) 809 shares of common stock issued to Mr. Grimes on July 1, 2008 pursuant to the 2008 Key Management Restricted Stock Plan ($17,116.02).

(6)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123R for: (a) 4,386 shares of common stock issued to Mr. Taylor on April 24, 2002 pursuant to the 2002 Key Management Restricted Stock Plan ($11,250.15); (b) 1,149 shares of common stock issued to Mr. Taylor on June 30, 2006 pursuant to the 2005 Key Management Restricted Stock Plan ($12,748.18); and (c) 712 shares of common stock issued to Mr. Taylor on July 1, 2008 pursuant to the 2008 Key Management Restricted Stock Plan ($15,063.79).

(7)	Represents the 2008 Annual Bonus for executive officers as awarded by the Compensation Committee on March 24, 2009.

(8)

All other compensation for Mr. Bolton consists of $38,002.48 in matching Mid-America contributions to the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan and $44,545.78 in offsets of indebtedness related to Mid-America’s LESOP program.

(9)

All other compensation for Mr. Wadsworth consists of $24,786.80 in matching Mid-America contributions to the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan and $44,545.78 in offsets of indebtedness related to Mid-America’s LESOP program.

(10)	All other compensation for Mr. Campbell consists of $4,485.72 in matching Mid-America contributions to the Mid-America Apartment Communities Inc. 401(k) Savings Plan.

(11)	All other compensation for Mr. Grimes consists of $949.50 in matching Mid-America contributions to the Mid- America Apartment Communities Inc. 401(k) Savings Plan.

(12)	All other compensation for Mr. Taylor consists of $3,058.87 in matching Mid-America contributions to the Mid-America Apartment Communities Inc. 401(k) Savings Plan.

     During the last several years, we have implemented certain equity-based plans that were designed to incentivize our management to maximize short-term and long-term shareholder value. While all but one of these plans were put in place prior to 2008, awards earned under the plans are recognized for financial reporting purposes under FAS 123R and therefore are reported in the table above. A full discussion of each plan and its role in compensating our executive officers is discussed below.

Options

     We have not granted any options since 2002, when the Compensation Committee made its last option grant to both executive officers and other employees. The Compensation Committee historically granted options to executive officers in conjunction with other employee grants on the day of its annual winter meeting. These grants were priced as of the closing market price on the day of grant. We have never had any program, plan or practice in place to time stock option grants to coordinate with the release of material non-public information. All previously granted and unexercised options became fully vested in 2007. The Compensation Committee does not currently plan to utilize options as a component of executive compensation in the future. At the time the Compensation Committee ceased the grant of options to employees of Mid-America, it was felt that this component of compensation may not be as effective as desired because price appreciation of REIT stocks had not historically been as significant as growth stocks, limiting the potential benefit of an option grant to the employee and thus limiting the successfulness of the program as a retention tool. Since this decision, accounting rule changes requiring the expensing of options through Mid-America’s income statement, regardless of actual benefit to the recipient, has further strengthened the Compensation Committee’s view that this type of compensation is not as cost-effective a tool as others.

Leadership Employee Stock Ownership Plan

     Following their annual spring meetings in 1997, 1998 and 2000, the Compensation Committee and the Board of Directors authorized us to sell shares of common stock and limited partnership units in Mid-America Apartments, L.P. to certain employees pursuant to a Leadership Employee Stock Ownership Program which we refer to as LESOP. Under the LESOP, shares of common stock and limited partnership units were sold to employees at market prices. The Compensation Committee granted advances, effectively loaning money, to our executive officers to cover a portion of the cost of acquisition of the shares of common stock or limited partnership units. The advances mature five years from the date of issuance and accrue interest, payable in arrears, at a rate established at the date of issuance. Mid-America also entered into supplemental bonus agreements with the executive officers which are intended to fund the payment of the advances over a five year period. The advances become due and payable and the bonus agreement will terminate if the employees voluntarily terminate their employment with Mid-America. Mid-America also agreed to pay a bonus to certain executive officers in an amount equal to the debt service on the advances for as long as they remain employed by us. The original advances represented 15% of the sale price of the shares of common stock and limited partnership units. In April 2002 we entered into duplicate LESOP advance and bonus agreements to the existing common stock and limited partnership unit sales. These agreements took effect immediately following the conclusion of the first agreements, have the same form and terms of the original agreements, and effectively raise the total LESOP bonus amount to 30% of the original sale price.

     In compliance with the passage of the Sarbanes-Oxley Act of 2002, which prohibited public companies from making new extensions of credit or arranging for the extension of credit in the form of a personal loan to any director or executive officer of that company, and from making material modifications to or renewals of any existing loan arrangements, we have not modified or renewed any aspect of the LESOP since 2002.

     As of December 31, 2008, all of the advances to our current named executive officers have been completely satisfied and no receivable remains due to Mid-America.

Other Long-Term Incentive Plans

     As a result of the discontinuation of both the option and LESOP components of the equity-based plans, the Compensation Committee moved to the issuance of shares of restricted common stock of Mid-America as an alternative to these incentive programs. The Compensation Committee felt these programs would continue to foster the alignment of management with the concerns of shareholders by making executive officers shareholders while providing opportunities to create long-term retention tools. The following equity-based plans are long-term plans implemented by the Compensation Committee to meet these objectives.

  2002 Key Management Restricted Stock Program. In 2002, the Compensation Committee granted a total of 45,338 shares of restricted common stock to executive officers as part of the 2002 Key Management Restricted Stock Program, or the 2002 Program. The shares could vest in 2002 through 2004 if our funds available for distribution increased during those years by an amount established at the beginning of the plan. Because the mandated growth in funds available for distribution was not satisfied, the 2002 Program reverted to a retention plan and the shares will vest 20% a year for five consecutive years beginning in 2008 conditioned upon each employees continued employment with us. Recipients receive dividend payments on the shares of restricted stock prior to vesting. The Compensation Committee tried to incent participants in the 2002 Program to increase funds available for distribution by offering the early vesting feature based on funds available for distribution growth as well as included a retention feature by requiring continued employment for the longer vesting schedule should the early vesting not be obtained.

  2005 Key Management Restricted Stock Program. In 2005, the Compensation Committee approved the 2005 Key Management Restricted Stock Program, or the 2005 Program. The 2005 Program awarded executive officers, along with 20 other key employees, up to 1.5 times their then annual salary in shares of restricted common stock based on a sliding scale of total shareholder return (as defined below) over three 12-month measurement periods ending on June 30, 2006, 2007 and 2008.
Percent of
Total Shareholder	Opportunity
Annual Performance	Earned
Less than 9.99%	0%
10.00% - 10.99%	25%
11.00% - 11.99%	50%
12.00% - 12.99%	75%
Greater than 13.00%	100%

There was also a catch-up provision if the targets were not met for any particular measurement period, but exceeded the targets in subsequent measurement periods. Any shares of restricted stock earned will vest 100% at the end of a three-year restriction period that begins immediately upon the conclusion of the applicable measurement period. Dividends will be paid during the restriction period. Shares not earned during the measurement periods, or pursuant to the catch-up provisions, will not be awarded under the 2005 Program. There is no automatic vesting of shares. The Compensation Committee felt that while the 2005 Program retained a retention aspect, it better aligned managements efforts with shareholders as it is based on total shareholder return rather than the early vesting opportunity of funds available for distribution of the 2002 Program which can be impacted by accounting rule changes and one-time events, and the 2005 Program does not contain an automatic vesting feature. No shares were earned or awarded under this plan in 2007.

  Long-Term Performance Based Incentive Compensation Plan. The Compensation Committee submitted to our shareholders for approval the Long-Term Performance Based Incentive Compensation Plan (the “Long-Term Plan”) for then executive officers. Our shareholders approved this plan on June 2, 2003. The Long-Term Plan allowed our CEO and CFO to earn performance units that convert into shares of restricted stock based on achieving defined total shareholder investment return performance levels. The potential awards were based on our performance from January 1, 2003, through December 31, 2005. Performance units generated were earned as of December 31, 2005, and were immediately convertible into shares of restricted stock. While these shares of restricted stock are entitled to dividend payments, they will not be transferable until they vest. Dependent upon the executive officer’s continued employment with Mid- America, any shares of restricted stock awarded will vest 20% annually from 2006 through 2010. In the event of death, disability, retirement or change of control any unvested shares of restricted stock will immediately vest.

  Shareholder investment performance was calculated by the combination of dividends paid plus either (i) the market closing price of our common stock on December 31, 2005, or (ii) the value of our common stock at the close of business December 31, 2005. The value of our common stock was calculated by using a 12.5 multiple of funds available for distribution, or FAD, per share earned in 2005. The methodology utilized was to be that which generated the highest performance unit award pay-out at December 31, 2005.

The number of performance units to be issued was dependent upon the compounded shareholder investment return performance as indicated in the following table:

Compounded Shareholder	Percentage of
Investment Return	Value Created
Performance	to be Awarded
<=10.0%	0%
10.1% - 11.0%	1%
11.1% - 12.0%	2%
>=12.1%	3%

In addition to the above, the compounded shareholder investment return performance had to rank within the top one-third of peer multifamily REITs as defined by the Compensation Committee. The number of performance units awarded was to equal the percentage of value created to be awarded times the total shareholder value created, divided by the value or price per share used in the generation of the shareholder investment return performance. The performance units were then to be allocated 60% to the CEO and 40% to the CFO. Based upon the then current share price and share price projections, a total potential award for the Long-Term Plan and the example provided in the proxy statement dated April 30, 2003, was presented as $3,632,429. Due to the creation of significant shareholder value resulting from the increase in the per share price of our common stock, if the Long-Term Plan were to have ended in 2004, the total award would have exceeded $14 million. As a result of the size of the potential award, Messrs. Bolton and Wadsworth approached the Compensation Committee and offered to allow the Long-Term Plan to be modified to cap the total of any potential award to $3,632,429, the amount originally presented to shareholders. The Compensation Committee voted to accept this modification to the Long-Term Plan effective with the filing of the 2005 proxy statement. Based on the December 31, 2005, closing price of $48.50 per share of our common stock and Mid-America’s 2005 FAD per share result of $2.55, both calculations of the Long-Term Plan resulted in the cap of $3,632,429 being awarded. On March 14, 2006, the Compensation Committee, along with outside legal counsel, reviewed and approved the peer group and ranking results and granted 44,937 and 29,958 shares of restricted stock to Messrs. Bolton and Wadsworth, respectively, in compliance with the Long-Term Plan. As with all of the equity-based plans, the Compensation Committee was attempting to balance aligning management’s goals and performance with the results obtained by shareholders as well as including a retention feature.

  2008 Key Management Restricted Stock Program. In May 2008, the Compensation Committee adopted the 2008 Key Management Restricted Stock Plan, or the 2008 Plan, for executive officers and other key management. The Compensation Committee felt it was appropriate to establish a new plan at this time as the performance and potential award features of all previous plans had been exhausted. The 2008 Plan consists of both an annual and three year program. Under the annual program participants can earn both service and performance based shares of restricted stock. The service based shares were awarded on July 1, 2008 and the timing of vesting depends on continued employment and total shareholder return performance. The earning of restricted shares under the performance program is based on employment and total shareholder return performance from July 1, 2008 through December 31, 2009. Any shares earned through the annual performance program will be issued on January 1, 2010 and will vest 50% annually beginning on January 1, 2010. Participation in the three year program is limited to the executive officers and awards shares of restricted stock based upon both Mid-America’s total shareholder return performance from July 1, 2008 through December 31, 2011 and that performance in relation to that of our peers. Any shares earned through the three year program will be issued on January 1, 2012 and will vest 25% annually beginning on January 1, 2013. Recipients will receive dividend payments on any shares of restricted stock earned and issued during the restriction periods. On July 1, 2008, Mid-America issued 15,920 shares of restricted stock under the annual service based program of the 2008 Plan.

GRANTS OF PLAN BASED AWARDS

     The 2008 annual bonus plan was structured to reward executive officers for company performance and features a potential cash payout opportunity of up to 200% of 2008 base salary for Messrs. Bolton and Wadsworth and up to 100% of 2008 base salary for Messrs. Grimes, Campbell and Taylor, with a modifier that can be applied by the Compensation Committee at its discretion, allowing the bonus amount awarded to be lowered or raised by up to 25%. While the weight of each of the specific performance features varies by executive, the bonus opportunity is calculated as a percent of salary based on a sliding scale of year-over-year FFO per diluted share/unit growth, same store GOI growth and the achievement of individual goals as approved by the Compensation Committee. In determining FFO growth, the Committee has the ability to factor in any material and non-recurring events that may occur that impact the company’s FFO performance.

     The Compensation Committee feels this annual cash bonus rewards the executive officers for short term company performance. The potential cash bonuses for fiscal year 2008 to be paid in 2009 and target and maximum performance levels are set forth below.

     The following table summarizes grants of plan-based awards made to our executive officers in 2008.

		Estimated Future Payouts
		Under Non-Equity Incentive
		Plan Awards
	Grant	Threshold	Target	Maximum
Name	Date	($)	($)	($)
H. Eric Bolton, Jr.	3/28/2008	$—	$407,753.00	$1,019,382.50
Simon R.C. Wadsworth	3/28/2008	$—	$265,907.00	$664,767.50
Albert M. Campbell, III	3/28/2008	$—	$79,820.00	$199,550.00
Thomas L. Grimes, Jr.	3/28/2008	$—	$85,220.50	$213,051.25
James Andrew Taylor	3/28/2008	$—	$75,000.00	$187,500.00

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

     The following table summarizes the number of outstanding equity awards held by each of our executive officers as of December 31, 2008. These awards are often related to long-term incentive plans with performance periods in prior years. Frequently, the shares were also issued in prior years and are serving out various vesting features. Please refer to the footnotes of the table for further details.

	Option Awards					Stock Awards
									Equity		Equity
			Equity						Incentive		Incentive
			Incentive						Plan		Plan Awards:
			Plan			Number			Awards:		Market or
	Number		Awards:			of Shares		Market	Number of		Payout Value
	of	Number of	Number of			or		Value of	Unearned		of Unearned
	Securities	Securities	Securities			Units of		Shares or	Shares, Units		Shares, Units
	Underlying	Underlying	Underlying			Stock		Units of	or Other		or Other
	Unexercised	Unexercised	Unexercised	Option		That		Stock That	Rights That		Rights That
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	Have Not		Have Not
	(#)	(#)	Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)		($)
H. Eric Bolton, Jr.	14,082 (1)			$25.52 (1)	2/19/2012 (1)
CEO						900	(2)	$33,444.00
						14,035	(3)	$521,540.60
						17,974	(4)	$667,913.84
						3,398	(5)	$126,269.68
						1,935	(6)	$71,904.60	38,405	(21)	$1,427,135.50

Simon R.C. Wadsworth
EVP and CFO						250	(7)	$9,290.00
						10,058	(8)	$373,755.28
						11,982	(9)	$445,251.12
						2,216	(10)	$82,346.56
						1,262	(11)	$46,895.92	25,045	(21)	$930,674.50

Albert M. Campbell, III						4,457	(12)	$165,622.12
EVP and Treasurer						1,287	(13)	$47,824.92
						758	(14)	$28,167.28	8,592	(21)	$319,280.00

Thomas L. Grimes, Jr.						4,210	(15)	$156,443.60
EVP and Dir of Property						1,416	(16)	$52,618.56
Management Operations						809	(17)	$30,062.44	9,173	(21)	$340,882.00

James Andrew Taylor						3,508	(18)	$130,357.28
EVP and Dir of Asset						1,149	(19)	$42,696.84
Management						712	(20)	$26,457.92	8,073	(21)	$300,000.00
____________________

(1)

On February 19, 2002, Mr. Bolton was granted an option to purchase 60,000 shares of our common stock as part of the Compensation Committee’s annual grant of options to Mid-America employees. The exercise price for the options is $25.52, the closing price of the common stock on the New York Stock Exchange on February 19, 2002. Mr. Bolton has exercised the option with respect to all but 14,082 shares of common stock.

(2)	On February 22, 2000, Mr. Bolton was granted 4,500 shares of restricted common stock which vests equally on each anniversary of the grant date over ten years.

(3)

On April 24, 2002, Mr. Bolton was granted 17,544 shares of restricted common stock in conjunction with Mid-America’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Bolton’s continued employment with Mid-America.

(4)

On March 14, 2006, Mr. Bolton was granted 44,937 shares of restricted common stock in conjunction with Mid-America’s Long-Term Performance Based Incentive Compensation Plan which vests equally over five years beginning on December 31, 2006, and each anniversary thereafter, contingent upon Mr. Bolton’s continued employment with Mid-America.

(5)

On June 30, 2006, Mr. Bolton was granted 3,398 shares of restricted common stock in conjunction with Mid-America’s 2005 Key Management Restricted Stock Plan which will vest on June 30, 2009, contingent upon Mr. Bolton’s continued employment with Mid-America.

(6)

On July 1, 2008, Mr. Bolton was granted 1,935 shares of restricted common stock in conjunction with Mid-America’s 2008 Key Management Restricted Stock Plan. The plan allows for early vesting if certain performance measures are met. If the early vesting requirements are not met, the shares will vest equally on an annul basis beginning January 1, 2011 and ending on January 1, 2014, contingent upon Mr. Bolton’s continued employment with Mid-America.

(7)	On February 22, 2000, Mr. Wadsworth was granted 1,250 shares of restricted common stock which vests equally on each anniversary of the grant date over ten years.

(8)

On April 24, 2002, Mr. Wadsworth was granted 12,573 shares of restricted common stock in conjunction with Mid-America’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Wadsworth’s continued employment with Mid-America.

(9)

On March 14, 2006, Mr. Wadsworth was granted 29,958 shares of restricted common stock in conjunction with Mid-America’s Long-Term Performance Based Incentive Compensation Plan which vests equally over five years beginning on December 31, 2006, and each anniversary thereafter, contingent upon Mr. Wadsworth’s continued employment with Mid-America.

(10)

On June 30, 2006, Mr. Wadsworth was granted 2,216 shares of restricted common stock in conjunction with Mid-America’s 2005 Key Management Restricted Stock Plan which will vest on June 30, 2009, contingent upon Mr. Wadsworth’s continued employment with Mid-America.

(11)

On July 1, 2008, Mr. Wadsworth was granted 1,262 shares of restricted common stock in conjunction with Mid-America’s 2008 Key Management Restricted Stock Plan. The plan allows for early vesting if certain performance measures are met. If the early vesting requirements are not met, the shares will vest equally on an annul basis beginning January 1, 2011 and ending on January 1, 2014, contingent upon Mr. Wadsworth’s continued employment with Mid-America.

(12)

On April 24, 2002, Mr. Campbell was granted 5,572 shares of restricted common stock in conjunction with Mid-America’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Campbell’s continued employment with Mid-America.

(13)

On June 30, 2006, Mr. Campbell was granted 1,287 shares of restricted common stock in conjunction with Mid-America’s 2005 Key Management Restricted Stock Plan which will vest on June 30, 2009, contingent upon Mr. Campbell’s continued employment with Mid-America.

(14)

On July 1, 2008, Mr. Campbell was granted 758 shares of restricted common stock in conjunction with Mid-America’s 2008 Key Management Restricted Stock Plan. The plan allows for early vesting if certain performance measures are met. If the early vesting requirements are not met, the shares will vest equally on an annul basis beginning January 1, 2011 and ending on January 1, 2014, contingent upon Mr. Campbell’s continued employment with Mid-America.

(15)

On April 24, 2002, Mr. Grimes was granted 5,263 shares of restricted common stock in conjunction with Mid-America’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Grimes’ continued employment with Mid-America.

(16)	On June 30, 2006, Mr. Grimes was granted 1,416 shares of restricted common stock in conjunction with Mid-America’s 2005 Key Management Restricted Stock Plan which will vest on June 30, 2009, contingent upon Mr. Grimes’ continued employment with Mid-America.

(17)	On July 1, 2008, Mr. Grimes was granted 809 shares of restricted common stock in conjunction with Mid-America’s 2008 Key Management Restricted Stock Plan. The plan allows for early vesting if certain performance measures are met. If the early vesting requirements are not met, the shares will vest equally on an annul basis beginning January 1, 2011 and ending on January 1, 2014, contingent upon Mr. Grimes’ continued employment with Mid-America.

(18)	On April 24, 2002, Mr. Taylor was granted 4,386 shares of restricted common stock in conjunction with Mid-America’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Taylor’s continued employment with Mid-America.

(19)	On June 30, 2006, Mr. Taylor was granted 1,149 shares of restricted common stock in conjunction with Mid-America’s 2005 Key Management Restricted Stock Plan which will vest on June 30, 2009, contingent upon Mr. Taylor’s continued employment with Mid-America.

(20)	On July 1, 2008, Mr. Taylor was granted 712 shares of restricted common stock in conjunction with Mid-America’s 2008 Key Management Restricted Stock Plan. The plan allows for early vesting if certain performance measures are met. If the early vesting requirements are not met, the shares will vest equally on an annul basis beginning January 1, 2011 and ending on January 1, 2014, contingent upon Mr. Taylor’s continued employment with Mid-America.

(21)	Shares represent the total potential dollar value that can be earned by executive officers through the remaining life of the 2008 Key Management Restricted Stock Plan divided by the closing stock price of Mid-America on December 31, 2008.

OPTION EXERCISE AND STOCK VESTED

     The following table summarizes the number of options exercised and number of shares acquired upon the vesting of stock awards and the value realized by our executive officers as a result of each such occurrence during 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
H. Eric Bolton, Jr.	3,918	$105,629.28
CEO
Simon R.C. Wadsworth
EVP and CFO
Albert M. Campbell, III
EVP and Treasurer
Thomas L. Grimes, Jr.
EVP and Dir of Property
Management Operations
James Andrew Taylor
EVP and Dir of Asset
Management

NON-QUALIFIED DEFERRED COMPENSATION

     Mid-America adopted the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan, or Nonqualified Plan, for employees who were not qualified for participation in Mid-America’s 401(k) savings plan. Under the terms of the Nonqualified Plan, our CEO and CFO may elect to defer a percentage of their compensation and Mid-America may match a portion of their salary deferral. The plan is designed so that the employees’ investment earnings under the non-qualified plan should be the same as the earning assets in Mid-America’s 401(k) savings plan. The following table discloses the participation of executive officers in the Nonqualified Plan in 2008:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
H. Eric Bolton, Jr.	$126,668.76	$38,017.55	$(358,820.99)	$—	$596,808.33
CEO
Simon R.C. Wadsworth	$123,906.48	$24,801.77	$(555,219.35)	$—	$907,190.86
EVP and CFO

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     Messrs. Bolton and Wadsworth both have employment agreements with Mid-America which they entered into in December 1999 which outline the compensation they will receive under different termination scenarios. Both employment agreements have (i) a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; and (ii) provide for annual base salary for Messrs. Bolton and Wadsworth, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation. In 2008, Messrs. Bolton and Wadsworth entered into amended and restated employment agreements. The amended agreements had materially the same terms as the original documents but were amended to limit the potential payout to be received by the executive as a result of a change of control payout occurring within three years of the executive’s planned retirement from Mid-America. The agreements were also amended to bring them in compliance with Section 409A of the Internal Revenue Code.

     Upon Mr. Bolton’s or Mr. Wadsworth’s termination due to death or permanent disability or in the event he is terminated without cause by Mid-America or suffer a constructive termination of his employment in the absence of a change of control, Mid-America will pay Mr. Bolton or Mr. Wadsworth all amounts due to him as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay him their base salary as then in effect for one year after the termination. In addition, all stock options or restricted stock granted to Mr. Bolton or Mr. Wadsworth shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton and Mr. Wadsworth may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, Mid-America will pay to Mr. Bolton and Mr. Wadsworth all legal fees incurred by him in connection with his termination without cause or constructive termination by Mid-America. In this scenario, Mid-America’s current equity plans allow for the full vesting of any earned stock options and restricted stock as defined by each individual plan.

     If Mr. Bolton or Mr. Wadsworth is terminated without cause, suffer a constructive termination in anticipation of, on, or within three years after a change in control of Mid-America, or elects to terminate his employment for any reason within thirty days after either a change of control event or the one year anniversary of a change in control event, he are entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. However, if the change in control transaction occurs within three years of the executive’s planned retirement date, the maximum change of control payment would be the base salary and bonus payable to executive through the anticipated date of retirement. To the extent that an excise tax on excess parachute payments will be imposed on Mr. Bolton or Mr. Wadsworth under Section 4999 of the Internal Revenue Code as a result of such payment, Mid-America shall pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Mr. Bolton and Mr. Wadsworth shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton and Mr. Wadsworth may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of Mid-America paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, Mid-America will pay Mr. Bolton or Mr. Wadsworth all legal fees incurred by him in connection with the change of control.

     Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of Messrs. Bolton and Wadsworth not to have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by Mid-America at the time of a change of control termination for the period of two years.

     Messrs. Campbell, Grimes and Taylor have change of control contracts with Mid-America which they originally entered into in December 1999 which outline the compensation they will receive under certain change of control scenarios. In 2008, Messrs. Campbell, Grimes and Taylor entered into amended and restated change of control contracts with materially similar terms to the original agreements but were amended to bring the contracts in compliance with Section 409A of the Internal Revenue Code.

     Each change of control contract provides that in the event of a change of control termination, each of Messrs. Campbell, Grimes and/or Taylor, is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on Messrs. Campbell, Grimes or Taylor under Section 4999 of the Internal Revenue Code as a result of such payment, Mid-America shall pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Messrs. Campbell, Grimes or Taylor shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Campbell, Grimes or Taylor may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of Mid-America paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, Mid-America will pay Messrs. Campbell, Grimes or Taylor all legal fees incurred by him in connection with the change of control. The change of control contracts also require that Messrs. Campbell, Grimes and/or Taylor may not have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by Mid-America at the time of a change of control termination for the period of two years.

Calculation of Benefits

     The following table includes an estimate of the potential payments we would be required to make upon termination of employment of the named executive officers in each of the circumstances described above. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

  The date of termination is December 31, 2008;

  The annual salary at the time of termination equals the 2008 base salary as established by the Compensation Committee for each executive officer;

  There is no accrued and unpaid salary; and

  There is no unpaid reimbursement for expenses incurred prior to the date of termination.

		Annual		Stock Plans
Name	Salary	Bonus	Options	(1)	Taxes
Termination due to death, disability, or without cause in the absence of a change of control
H. Eric Bolton, Jr.	$407,753.00	$538,234.00		$1,421,072.72	$868,838.27
CEO

Simon R.C. Wadsworth	$265,907.00	$372,270.00		$957,538.88	$587,683.44
EVP and CFO

Termination without cause in anticipation of, on, or within three years after a change in control
H. Eric Bolton, Jr.	$1,219,181.47	$2,094,178.06		$1,421,072.72	$1,731,745.56
CEO

Simon R.C. Wadsworth	$795,061.93	$1,397,475.17		$957,538.88	$1,154,247.69
EVP and CFO

Albert M. Campbell, III	$477,323.60	$286,279.05		$241,614.32	$372,446.58
EVP and Treasurer

Thomas L. Grimes, Jr.	$509,618.59	$343,779.74		$239,124.60	$404,269.61
EVP and Dir of Property
Management Operations

James Andrew Taylor	$448,500.00	$297,016.14		$199,512.04	$350,507.77
EVP and Dir of Asset
Management
____________________

(1)	Amounts represent unvested restricted shares as of December 31, 2008, at the closing price on December 31, 2008, from the following outstanding plans:

	Total		Remaining
	Shares	Shares	Unvested
Plan	Granted	Vested	Shares	Vesting Schedule
2000 Executive Restricted Stock Grant
H. Eric Bolton, Jr.	4,500	3,600	900	10% annually beginning on 2/22/2001
Simon R.C. Wadsworth	1,250	1,000	250	10% annually beginning on 2/22/2001

2002 Key Management Restricted Stock Grant
H. Eric Bolton, Jr.	17,544	3,509	14,035	20% annually beginning on 3/31/2008
Simon R.C. Wadsworth	12,573	2,515	10,058	20% annually beginning on 3/31/2008
Albert M. Campbell, III	5,572	1,115	4,457	20% annually beginning on 3/31/2008
Thomas L. Grimes, Jr.	5,263	1,053	4,210	20% annually beginning on 3/31/2008
James Andrew Taylor	4,386	878	3,508	20% annually beginning on 3/31/2008

2005 Key Management Restricted Stock Grant
H. Eric Bolton, Jr.	3,398	—	3,398	100% on 6/30/2009
Simon R.C. Wadsworth	2,216	—	2,216	100% on 6/30/2009
Albert M. Campbell, III	1,287	—	1,287	100% on 6/30/2009
Thomas L. Grimes, Jr.	1,416	—	1,416	100% on 6/30/2009
James Andrew Taylor	1,149	—	1,149	100% on 6/30/2009

Long-Term Performance Based Incentive Compensation Plan
H. Eric Bolton, Jr.	44,937	26,963	17,974	20% annually beginning on 12/31/2006
Simon R.C. Wadsworth	29,958	17,976	11,982	20% annually beginning on 12/31/2006

2008 Key Management Restricted Stock Grant
H. Eric Bolton, Jr.	1,935	—	1,935	Performance driven; latest 2011 through 2014
Simon R.C. Wadsworth	1,262	—	1,262	Performance driven; latest 2011 through 2014
Albert M. Campbell, III	758	—	758	Performance driven; latest 2011 through 2014
Thomas L. Grimes, Jr.	809	—	809	Performance driven; latest 2011 through 2014
James Andrew Taylor	712	—	712	Performance driven; latest 2011 through 2014

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of December 31, 2008, the Compensation Committee consisted of Mr. Horn, as Chairman, Mr. Norwood, and Mr. Sansom. None of the current members of the Compensation Committee is or was an officer or employee of Mid-America. During 2008, none of Mid-America’s executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on Mid-America’s Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION TABLE

     Directors who are employees of Mid-America do not receive additional remuneration for serving as directors. In 2008, each non-employee director received $30,000 on an annual basis for serving on the Board of Directors. To compensate for their additional duties, the Audit Committee chairman received an additional $15,000, and other committee chairmen received an additional $7,500. Directors also received $1,250 for attending in person a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board of Directors meeting, and $750 for attending by telephone a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board of Directors meeting. In accordance with Mid-America’s Non-Qualified Deferred Compensation Plan For Outside Company Directors, the directors have the option of having phantom stock issued into a deferred compensation account in lieu of receiving cash. If directors choose to defer their compensation in this manner, the stock is then issued in two annual installments either in shares of Mid-America’s common stock or in a cash equivalent upon the director’s retirement from the Board of Directors.

     Non-employee directors also currently receive the equivalent of $30,000 worth of shares of restricted common stock in Mid-America upon their reelection to the Board of Directors. The shares vest after one year. At the discretion of the Compensation Committee, new directors appointed to the Board of Directors mid-term may receive a pro-rata grant of restricted stock based on the amount of time until the next Annual Meeting of Shareholders.

     The table below represents the compensation earned by each non-employee director during 2008.

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($) (1)	($) (2)	($)	($)	Earnings	($) (3)	($)
George E. Cates	$34,886.67	$27,991.82	$—	$—	$—	$11,256.59	$74,135.08
Alan B. Graf, Jr.	$54,114.77	$28,048.17	$—	$—	$—	$21,376.95	$103,539.89
John S. Grinalds	$38,612.37	$27,991.82	$—	$—	$—	$28,816.87	$95,421.06
Ralph Horn	$50,126.08	$28,048.17	$—	$—	$—	$34,703.52	$112,877.77
Mary E. McCormick	$39,115.67	$28,061.60	$—	$—	$—	$908.34	$68,085.61
Philip W. Norwood	$33,862.31	$28,073.45	$—	$—	$—	$5,452.78	$67,388.54
William B. Sansom	$35,601.93	$28,070.21	$—	$—	$—	$2,517.85	$66,189.99
____________________

(1)

This column represents annual director fees, meeting fees and chairmen fees regardless of whether they were paid as cash or deferred by the director and issued as phantom stock in Mid-America’s Non-qualified Deferred Compensation Plan For Outside Company Directors.

(2)

This column represents the 123R fair market value expense booked during 2008 for both previously issued stock awards and stock awards made in 2008 upon director appointment or reelection to the Board. The restricted common stock awards that were earned in 2008 include the following grants:

		Price	Number			Full
	Date of	of	of	Vesting	2008 123(R)	Grant Date
Name	Grant	Grant	Shares	Schedule	Expense	Fair Value
George E. Cates	5/16/2006	$52.34	1,432	33.33% annually for three years	$24,915.93	$74,950.88
George E. Cates	5/20/2008	$55.47	90	100% on May 20, 2009	$3,075.89	$4,992.30
Alan B. Graf, Jr.	5/19/2005	$40.71	1,842	33.33% annually for three years	$9,593.03	$74,987.82
Alan B. Graf, Jr.	5/20/2008	$55.47	540	100% on May 20, 2009	$18,455.14	$29,953.80
John S. Grinalds	5/16/2006	$52.34	1,432	33.33% annually for three years	$24,915.93	$74,950.88
John S. Grinalds	5/20/2008	$55.47	90	100% on May 20, 2009	$3,075.89	$4,992.30
Ralph Horn	5/19/2005	$40.71	1,842	33.33% annually for three years	$9,593.03	$74,987.82
Ralph Horn	5/20/2008	$55.47	540	100% on May 20, 2009	$18,455.14	$29,953.80
Mary E. McCormick	5/16/2006	$52.34	1,910	25% annually for four years	$24,985.71	$99,969.40
Mary E. McCormick	5/20/2008	$55.47	180	50% annually for two years	$3,075.89	$9,984.60
Philip W. Norwood	8/23/2007	$49.73	1,508	33.33% annually for three years	$24,997.56	$74,992.84
Philip W. Norwood	5/20/2008	$55.47	180	50% annually for two years	$3,075.89	$9,984.60
William B. Sansom	11/30/2006	$60.00	1,458	14.2% on 5/22/2007 then 28.6%	$24,994.32	$87,480.00
				annually for three years
William B. Sansom	5/20/2008	$55.47	180	50% annually for two years	$3,075.89	$9,984.60
____________________

(3)	This column includes the dividend reinvestment shares acquired in Mid-America’s Non-qualified Deferred Compensation Plan For Outside Company Directors during the year.

AUDIT COMMITTEE REPORT

     The Audit Committee has the responsibilities and powers set forth in its charter which include the responsibility to assist the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

     Management of Mid-America is responsible for the preparation, presentation and integrity of Mid-America’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Mid-America’s independent registered public accounting firm is responsible for planning and carrying out a proper audit of Mid-America’s annual financial statements, reviews of Mid-America’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

     The Audit Committee has reviewed and discussed Mid-America’s audited financial statements for the year ended December 31, 2008 with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, Mid-America’s independent registered public accounting firm, the matters required by Codification of Statement on Auditing Standards No. 61, the Sarbanes-Oxley Act of 2002, and other matters required by the charter of this committee.

     The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP their independence from Mid-America and its management.

     The Audit Committee has received both management’s and the independent registered public accountant’s reports on internal control over financial reporting and has discussed the results of those audits. Management reported to the Audit Committee that no material weaknesses were identified by management during its assessment.

     The Audit Committee has discussed with Mid-America’s management and the independent registered public accountants such other matters and received such assurances from them as they deemed appropriate.

     As a result of their review and discussions, the Audit Committee has recommended to the Board of Directors the inclusion of Mid-America’s audited financial statements in the annual report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
ALAN B. GRAF, JR. (Chairman)
JOHN S. GRINALDS
MARY E. MCCORMICK

AUDIT AND NON-AUDIT FEES

     The following table shows the fees paid or accrued by Mid-America for audit and other services provided by Ernst & Young LLP, Mid-America’s independent registered public accounting firm effective October 31, 2005, for the years ended December 31, 2008 and 2007.

		Audit		All
	Audit	Related	Tax	Other	Total
	Fees	Fees	Fees	Fees	Fees
2008	$906,065	$—	$—	$1,500	$907,565
2007	$776,030	$61,668	$—	$1,500	$839,198

     SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2002, our Audit Committee began pre-approving all services provided by our independent registered public accounting firm and has pre-approved all new services since that time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     The Board of Directors proposes that Messrs. Bolton, Graf, Grinalds, Horn and Wadsworth, all of whom are currently serving as directors, be reelected for a new term of one year or until their successors are duly elected and qualified. We have no reason to believe that any nominee for Director will not agree or be available to serve as a Director if elected. However, should any nominee become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by our Board of Directors. The presence of a quorum at the Annual Meeting, either in person or by written proxy, and the affirmative vote of a plurality of the votes cast at the meeting is necessary to elect a nominee as a Director.

     Philip W. Norwood, who joined the Board in August 2007, was recommended to the Nominating and Corporate Governance Committee to serve as a Class I Board member by existing Director Mary E. McCormick and was approved by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors proposes that Mr. Norwood be elected to serve as a Class I Director to serve a term of two years, or until his successor is duly elected and qualified. Electing Mr. Norwood for a two-year term will align him with the other Class I Directors who will begin serving one-year terms at the Annual Meeting of Shareholders in 2010 if the proposal to amend the Charter is adopted. We have no reason to believe that Mr. Norwood will not agree or be available to serve as a Director if elected. However, should he become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by our Board of Directors. The presence of a quorum at the Annual Meeting, either in person or by written proxy, and the affirmative vote of a plurality of the votes cast at the meeting is necessary to elect Mr. Norwood as a Director.

     Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement.

NOMINEES FOR ELECTION

     Terms will expire at the 2010 Annual Meeting

H. ERIC BOLTON, JR.

     Mr. Bolton, age 52, has served as a director since February 1997. Mr. Bolton is our Chairman of the Board of Directors and Chief Executive Officer. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors. Mr. Bolton is also a director for Interstate Hotels and Resorts, Inc.

Committees: None

ALAN B. GRAF, JR.

     Mr. Graf, age 55, has served as a director since June 2002. Mr. Graf is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998 and is a member of FedEx Corporation’s Executive Committee. Prior to that time, Mr. Graf was Executive Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980. Mr. Graf is also a director for NIKE, Inc. and Methodist Le Bonheur Healthcare.

Committees: Audit (Chairman)

JOHN S. GRINALDS

     Major General John S. Grinalds USMC (Retired), age 71, has served as a director since November 1997. Mr. Grinalds served as the president of The Citadel from 1997 until August 2005. Prior to assuming the presidency of The Citadel, Mr. Grinalds was the headmaster of Woodberry Forest School. From 1959 to 1991, Mr. Grinalds rose to the rank of Major General in the United States Marine Corps. Mr. Grinalds is also a director of Carolina First Bank and Immunoscience, Inc.

Committees: Audit

RALPH HORN

     Mr. Horn, age 68, has served as a director since April 1998. Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation, or FTNC, now First Horizon National Corporation, in July 1991 and Chief Executive Officer in April 1994. Mr. Horn was elected Chairman of the Board of FTNC in January 1996. Mr. Horn served as Chief Executive Officer and President of FTNC until July 2002, and as Chairman of the Board through December 2003. Mr. Horn is also a director of Gaylord Entertainment Corporation.

Committees: Compensation (Chairman), Nominating and Corporate Governance (Chairman)

SIMON R. C. WADSWORTH

     Mr. Wadsworth, age 62, has been Executive Vice President, Chief Financial Officer and a director since joining Mid-America in March 1994. Mr. Wadsworth owned a distribution company from 1982 until its successful sale in 1993 and prior to that served as Director of Mergers and Acquisitions for Holiday Inns, Inc.

Committees: None

The Board of Directors recommends a vote “FOR” each of the Director nominees.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required to elect the nominees as Directors.

INCUMBENT DIRECTORS

     At the 2008 Annual Meeting of Shareholders, shareholders approved an amendment to our charter to move to annual elections of directors. Directors that were then serving multiple year terms were to complete their current terms. The following incumbent directors are completing multiple year terms under our previous class system. Effective with our 2010 Annual Meeting of Shareholders, all director positions will be put forth for election for one year terms.

Class I Directors

     Terms will expire at the 2010 Annual Meeting

MARY E. MCCORMICK

     Mrs. McCormick, age 51, has served as a director since March 2006. Ms. McCormick served the Ohio Public Employees Retirement System from 1989 through 2005, most recently directing real estate investments and overseeing an internally managed REIT portfolio. From 2005 to 2006, Ms. McCormick was a strategy consultant for Hawkeye Partners, an investment management firm. Ms. McCormick has held a number of leadership positions on a variety of national and regional real estate associations. Ms. McCormick also serves as a director for EastGroup Properties, Inc.

Committees: Audit

PHILIP W. NORWOOD

     Mr. Norwood, age 61, has served as a director since August 2007. Mr. Norwood has served as the President and Chief Executive Officer of Faison Enterprises, Inc., a real estate development and investment company, since 1994. Prior to joining Faison Enterprises, Inc., Mr. Norwood held several positions for Trammell Crow Company. Mr. Norwood is a member of several real estate associations.

Committees: Compensation, Nominating and Corporate Governance

WILLIAM B. SANSOM

     Mr. Sansom, age 67, has served as a director since November 2006. Mr. Sansom is the Chairman of the Board of Directors, Chief Executive Officer and President of the H.T. Hackney Co. From 1979 to 1981, Mr. Sansom served as the Tennessee Commissioner of Transportation, and from 1981 to 1983 as the Tennessee Commissioner of Finance and Administration. In 2006, Mr. Sansom was named the Chairman of the Board of the Tennessee Valley Authority. Mr. Sansom also serves as a director for Astec Industries, Inc. and First Horizon National Corporation.

Committees: Compensation, Nominating and Corporate Governance

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     The Audit Committee is responsible for selecting our independent registered public accounting firm and has selected Ernst & Young LLP to audit our financial statements for the 2009 fiscal year. Accordingly, shareholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009. The Board of Directors believes, however, that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is a matter of good corporate governance. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and to answer any appropriate questions.

     In the event you do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment of Ernst & Young LLP. Even if you do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Mid-America and our shareholders.

     For ratification of the proposal to appoint Ernst & Young LLP as Mid-America’s independent registered public accounting firm for the fiscal year ending December 31, 2009, the proposal must receive more votes in favor of ratification than votes cast against.

On behalf of the Audit Committee, the Board of Directors recommends a vote in favor of Proposal No. 2.

OTHER MATTERS

     The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

LESLIE B.C. WOLFGANG Vice President, Director of External Reporting and Corporate Secretary

 April 17, 2009

[FRONT SIDE OF PROXY]

MID-AMERICA APARTMENT COMMUNITIES, INC.

1. ELECTION OF DIRECTORS.
1.	H. Eric Bolton, Jr.	For	Withhold	For All
2.	Alan B. Graf, Jr.	All	All	Except
3.	John S. Grinalds	[ ]	[ ]	[ ]
4.	Ralph Horn
5.	Simon R.C. Wadsworth

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. RATIFICATION OF ERNST & YOUNG LLP AS MID-AMERICA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

            [   ] For             [   ] Against             [   ] Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS.

Please sign this proxy exactly as name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this proxy should be signed in the full corporate name by the President or other authorized officer. If a partnership, it should be signed in the full partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Date	Signature (Joint Owners)	Date

[BACK SIDE OF PROXY]

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The 2009 Notice and Proxy Statement, Form 10-K and 2008 Annual Report are available at www.proxyvote.com

PROXY

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 POPLAR AVENUE, MEMPHIS, TENNESSEE 38138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Leslie B.C. Wolfgang and Simon R.C. Wadsworth, and each of them, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. held of record by the undersigned on March 20, 2009 at the Annual Meeting of Shareholders to be held on May 28, 2009, or any adjournment thereof.

(PLEASE SEE REVERSE SIDE)